                                                                    EXHIBIT 99.1

                         INDEX TO FINANCIAL STATEMENTS

                                                                            Page
                                                                            ----
Independent Auditors' Report ............................................    F-2
Consolidated Statements of Operations for the Years Ended December 31,
  2002, 2001 and 2000....................................................    F-3
Consolidated Balance Sheets at December 31, 2002 and 2001 ...............    F-4
Consolidated Statements of Cash Flows for the Years Ended December 31,
  2002, 2001 and 2000....................................................    F-5
Consolidated Statements of Changes in Shareholders' Equity for the Years
  Ended December 31, 2002, 2001 and 2000.................................    F-6
Notes to Audited Consolidated Financial Statements ......................    F-7
Consolidated Statements of Operations for the Three Months Ended and
  Nine Months Ended September 30, 2003 and 2002..........................   F-41
Consolidated Balance Sheets at September 30, 2003 and December 31, 2002 .   F-42
Consolidated Statements of Cash Flows for the Nine Months Ended
  September 30, 2003 and 2002............................................   F-43
Consolidated Statements of Changes in Shareholders' Equity for the Nine
  Months Ended September 30, 2003 and 2002...............................   F-44
Notes to Unaudited Consolidated Financial Statements ....................   F-45

                       REPORT OF INDEPENDENT ACCOUNTANTS


General Cable Corporation:

   We have audited the accompanying consolidated balance sheets of General Cable Corporation and subsidiaries as of December 31, 2002 and 2001, and the related consolidated statements of operations, changes in shareholders' equity and cash flows for each of the three years in the period ended December 31, 2002. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on the financial statements based on our audits.

   We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

   In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of General Cable Corporation and subsidiaries as of December 31, 2002 and 2001, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2002, in conformity with accounting principles generally accepted in the United States of America.

   As discussed in Note 2 to the financial statements, the Company changed its method of accounting for its non-North American metals inventory from the first-in first-out (FIFO) method to the last-in first-out method (LIFO) effective January 1, 2001. Also as discussed in Note 2 to the financial statements, the Company changed its accounting for its North American non-metals inventory from the first-in, first-out (FIFO) method to the last-in, first-out (LIFO) method effective January 1, 2000.



/s/ DELOITTE & TOUCHE LLP

Cincinnati, Ohio
January 29, 2003 (November 4, 2003 as to Note 25)

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)


                                                                                                        Year Ended December 31,
                                                                                                    -------------------------------
                                                                                                      2002        2001       2000
                                                                                                    --------    --------   --------
Net sales.......................................................................................    $1,453.9    $1,651.4   $2,162.1
Cost of sales...................................................................................     1,287.3     1,410.7    1,870.4
                                                                                                    --------    --------   --------
Gross profit....................................................................................       166.6       240.7      291.7
Selling, general and administrative expenses....................................................       150.9       136.4      257.6
                                                                                                    --------    --------   --------
Operating income................................................................................        15.7       104.3       34.1
Other income....................................................................................          --         8.1         --
Interest income (expense):......................................................................
 Interest expense...............................................................................       (43.5)      (45.6)     (62.3)
 Interest income................................................................................         0.9         1.7        2.5
 Other financial costs..........................................................................        (1.1)      (10.4)      (3.3)
                                                                                                    --------    --------   --------
                                                                                                       (43.7)      (54.3)     (63.1)
                                                                                                    --------    --------   --------
Income (loss) from continuing operations before income taxes....................................       (28.0)       58.1      (29.0)
Income tax (provision) benefit..................................................................         9.9       (20.6)      10.3
                                                                                                    --------    --------   --------
Income (loss) from continuing operations........................................................       (18.1)       37.5      (18.7)
Loss from operations of discontinued operations (net of tax)....................................          --        (6.8)      (7.7)
Loss on disposal of discontinued operations (net of tax)........................................        (5.9)      (32.7)        --
                                                                                                    --------    --------   --------
   Net loss.....................................................................................    $  (24.0)   $   (2.0)  $  (26.4)
                                                                                                    ========    ========   ========
EPS of Continuing Operations
----------------------------
Earnings (loss) per common share................................................................    $  (0.55)   $   1.14   $  (0.56)
                                                                                                    ========    ========   ========
Weighted average common shares..................................................................        33.0        32.8       33.6
                                                                                                    ========    ========   ========
Earnings (loss) per common share-assuming dilution..............................................    $  (0.55)   $   1.13   $  (0.56)
                                                                                                    ========    ========   ========
Weighted average common shares-assuming dilution................................................        33.0        33.1       33.6
                                                                                                    ========    ========   ========
EPS of Discontinued Operations
------------------------------
Loss per common share...........................................................................    $  (0.18)   $  (1.20)  $  (0.23)
                                                                                                    ========    ========   ========
Loss per common share-assuming dilution.........................................................    $  (0.18)   $  (1.19)  $  (0.23)
                                                                                                    ========    ========   ========
EPS of Total Company
--------------------
Loss per common share...........................................................................    $  (0.73)   $  (0.06)  $  (0.79)
                                                                                                    ========    ========   ========
Loss per common share-assuming dilution.........................................................    $  (0.73)   $  (0.06)  $  (0.79)
                                                                                                    ========    ========   ========


          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        (in millions, except share data)


                                                                 December 31,
                                                               -----------------
                                                                2002      2001
                                                               ------   --------
Assets
Current Assets:
 Cash .....................................................    $ 29.1   $   16.6
 Receivables, net of allowances of $11.6 million in 2002
   and $11.4 million in 2001...............................     105.9      105.8
 Retained interest in accounts receivable .................      84.8       83.1
 Inventories ..............................................     258.3      315.4
 Deferred income taxes ....................................      12.2       27.5
 Prepaid expenses and other ...............................      42.6       23.9
                                                               ------   --------
   Total current assets....................................     532.9      572.3
Property, plant and equipment, net ........................     323.3      320.9
Deferred income taxes .....................................      68.3       65.0
Other non-current assets ..................................      48.8       47.1
                                                               ------   --------
   Total assets............................................    $973.3   $1,005.3
                                                               ======   ========
Liabilities and Shareholders' Equity
Current Liabilities:
 Accounts payable .........................................    $242.1   $  249.4
 Accrued liabilities ......................................      99.2      113.6
 Current portion of long-term debt ........................      40.8       39.4
                                                               ------   --------
   Total current liabilities...............................     382.1      402.4
Long-term debt ............................................     411.1      421.0
Deferred income taxes .....................................       2.1        2.9
Other liabilities .........................................     117.1       74.1
                                                               ------   --------
   Total liabilities.......................................     912.4      900.4
                                                               ------   --------
Shareholders' Equity:
 Common stock, $0.01 par value:
   Issued and outstanding shares:
   2002 - 33,135,002 (net of 4,754,425 treasury shares)
   2001 - 32,838,227 (net of 4,745,425 treasury shares)....       0.4        0.4
 Additional paid-in capital ...............................     100.0       96.4
 Treasury stock ...........................................     (50.0)     (50.0)
 Retained earnings ........................................      59.9       88.9
 Accumulated other comprehensive loss .....................     (44.6)     (25.7)
 Other shareholders' equity ...............................      (4.8)      (5.1)
                                                               ------   --------
   Total shareholders' equity..............................      60.9      104.9
                                                               ------   --------
    Total liabilities and shareholders' equity ............    $973.3   $1,005.3
                                                               ======   ========


          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (in millions)


                                                                                                          Year Ended December 31,
                                                                                                         2002      2001       2000
                                                                                                        ------    -------   -------
Cash flows of operating activities:
 Net loss...........................................................................................    $(24.0)   $  (2.0)  $ (26.4)
 Adjustments to reconcile net loss to net cash provided by operating activities:
   Depreciation and amortization....................................................................      30.6       35.0      56.0
   Foreign currency translation adjustment..........................................................        --       (8.5)       --
   Deferred income taxes............................................................................      14.4      (16.7)     (0.8)
   (Gain) loss on sale of businesses................................................................       1.7      (18.3)       --
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
    Sale of receivables, net of transaction costs paid at closing...................................        --      145.0        --
    (Increase) decrease in receivables..............................................................      15.1       16.6     (34.0)
    (Increase) decrease in inventories..............................................................      61.5       37.3     (52.1)
    (Increase) decrease in other assets.............................................................      (8.0)       3.9      (0.3)
    Increase (decrease) in accounts payable, accrued and other liabilities..........................     (34.0)    (109.1)     73.7
                                                                                                        ------    -------   -------
Net cash flows of operating activities..............................................................      57.3       83.2      16.1
                                                                                                        ------    -------   -------
Cash flows of investing activities:
 Capital expenditures...............................................................................     (31.4)     (54.9)    (56.0)
 Acquisitions, net of cash acquired.................................................................        --         --     (19.0)
 Proceeds from sale of businesses, net of cash sold.................................................       1.7      141.8     158.1
 Proceeds from properties sold......................................................................       1.6        6.7       0.8
 Other, net.........................................................................................      (0.5)      (1.7)     (1.0)
                                                                                                        ------    -------   -------
   Net cash flows of investing activities...........................................................     (28.6)      91.9      82.9
                                                                                                        ------    -------   -------
Cash flows of financing activities:
 Dividends paid.....................................................................................      (5.0)      (6.6)     (6.7)
 Net change in revolving credit borrowings..........................................................      (2.2)      33.2      47.2
 Net change in other debt...........................................................................       4.0        3.2     (14.1)
 Issuance of long-term debt.........................................................................        --         --       7.4
 Repayment of long-term debt........................................................................     (15.4)    (209.4)   (139.5)
 Acquisition of treasury stock......................................................................        --       (2.2)    (10.1)
 Proceeds from exercise of stock options............................................................       2.4        2.1        --
                                                                                                        ------    -------   -------
   Net cash flows of financing activities...........................................................     (16.2)    (179.7)   (115.8)
                                                                                                        ------    -------   -------
Increase (decrease) in cash.........................................................................      12.5       (4.6)    (16.8)
Cash - beginning of period..........................................................................      16.6       21.2      38.0
                                                                                                        ------    -------   -------
Cash - end of period................................................................................    $ 29.1    $  16.6   $  21.2
                                                                                                        ======    =======   =======
Supplemental Information
 Income taxes paid, net of (refunds)................................................................    $(27.0)   $   6.2   $   7.8
                                                                                                        ======    =======   =======
 Interest paid......................................................................................    $ 44.1    $  58.3   $  70.7
                                                                                                        ======    =======   =======


          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                      (in millions, except share amounts)

                                                                                             Accumulated
                                    Common Stock       Additional                               Other            Other
                                 -------------------     Paid-In     Treasury   Retained    Comprehensive    Shareholders'
                                  Shares      Amount     Capital      Stock     Earnings     Income(Loss)       Equity        Total
                                ----------    ------   ----------    --------   --------    -------------    -------------   ------
Balance, December 31, 1999 ..   33,999,633     $0.4      $ 90.5       $(37.7)    $130.6         $  1.6           $(8.1)      $177.3
 Comprehensive loss:
   Net loss..................                                                     (26.4)                                      (26.4)
   Foreign currency
    translation adjustment ..                                                                     (9.0)                        (9.0)
                                                                                                                             ------
 Comprehensive loss .........                                                                                                 (35.4)
 Dividends ..................                                                      (6.7)                                       (6.7)
 Purchase of treasury shares    (1,370,225)                            (10.1)                                                 (10.1)
 Issuance of restricted
   stock ....................        9,257                  0.1                                                   (0.1)          --
 Amortization of restricted
   stock and other ..........                               1.1                                                    2.0          3.1
 Other ......................       10,634                 (0.3)                                                   0.6          0.3
                                ----------     ----      ------       ------     ------         ------           -----       ------
Balance, December 31, 2000 ..   32,649,299      0.4        91.4        (47.8)      97.5           (7.4)           (5.6)       128.5
 Comprehensive loss:
   Net loss..................                                                      (2.0)                                       (2.0)
   Foreign currency
    translation
    adjustment ..............                                                                    (12.9)                       (12.9)
   Loss on change in fair
    value of financial
    instruments, net of tax .                                                                     (3.7)                        (3.7)
   Pension adjustments, net
    of tax ..................                                                                     (1.4)                        (1.4)
   Unrealized investment
    losses ..................                                                                     (0.3)                        (0.3)
                                                                                                                             ------
 Comprehensive loss .........                                                                                                 (20.3)
 Dividends ..................                                                      (6.6)                                       (6.6)
 Purchase of treasury shares      (354,800)                             (2.2)                                                  (2.2)
 Issuance of restricted
  stock......................      357,500                  2.7                                                   (2.7)          --
 Amortization of restricted
   stock and other ..........                               0.2                                                    2.1          2.3
 Exercise of stock options ..      183,876                  2.1                                                                 2.1
 Other ......................        2,352                                                                         1.1          1.1
                                ----------     ----      ------       ------     ------         ------           -----       ------
Balance, December 31, 2001 ..   32,838,227      0.4        96.4        (50.0)      88.9          (25.7)           (5.1)       104.9
 Comprehensive loss:
   Net loss..................                                                     (24.0)                                      (24.0)
   Foreign currency
    translation adjustment ..                                                                     11.2                         11.2
   Loss on change in fair
    value of financial
    instruments, net of tax .                                                                     (0.5)                        (0.5)
   Pension adjustments, net
    of tax ..................                                                                    (29.2)                       (29.2)
   Unrealized investment
    losses ..................                                                                     (0.4)                        (0.4)
                                                                                                                             ------
 Comprehensive loss .........                                                                                                 (42.9)
 Dividends ..................                                                      (5.0)                                       (5.0)
 Amortization of restricted
   stock and other ..........                               0.9                                                    0.1          1.0
 Exercise of stock options ..      265,359                  2.4                                                                 2.4
 Other ......................       31,416                  0.3                                                    0.2          0.5
                                ----------     ----      ------       ------     ------         ------           -----       ------
Balance, December 31, 2002 ..   33,135,002     $0.4      $100.0       $(50.0)    $ 59.9         $(44.6)          $(4.8)      $ 60.9
                                ==========     ====      ======       ======     ======         ======           =====       ======


          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. General

   General Cable Corporation and subsidiaries (General Cable), are engaged in the development, design, manufacture, marketing and distribution of copper, aluminum and fiber optic wire and cable products for the energy, industrial and specialty and communications markets. As of December 31, 2002, General Cable operated 28 manufacturing facilities in eight countries and two regional distribution centers in North America in addition to the corporate headquarters in Highland Heights, Kentucky.

2. Summary of Accounting Policies

Principles of Consolidation

   The consolidated financial statements include the accounts of General Cable Corporation and its wholly-owned subsidiaries. Investments in 50% or less owned joint ventures are accounted for under the equity method of accounting. Other non-current assets included an investment in a joint venture of $3.8 million at December 31, 2002. All transactions and balances among the consolidated companies have been eliminated. Certain reclassifications have been made to the prior year to conform to the current year's presentation.

Revenue Recognition

   Revenue is recognized when goods are shipped and title passes to the customer.

Earnings (Loss) Per Share

   Earnings (loss) per common share and earnings (loss) per common share-assuming dilution are computed based on the weighted average number of common shares outstanding. Earnings per common share-assuming dilution are computed based on the weighted average number of common shares outstanding and the dilutive effect of stock options and restricted stock units outstanding.

Inventories

   Inventories are stated at the lower of cost or market value. The Company determines whether a lower of cost or market provision is required on a quarterly basis by computing whether inventory on hand, on a last-in first-out
(LIFO) basis, can be sold at a profit based upon current selling prices less variable selling costs. No provision was required in 2002 or 2001. In the event that a provision is required in some future period, the Company will determine the amount of the provision by writing down the value of the inventory to the level where its sales, using current selling prices less variable selling costs, will result in a profit.

   General Cable values all its North American inventories and its non-North American metal inventories using the LIFO method and all remaining inventories using the first-in first-out (FIFO) method. As of January 1, 2001, General Cable changed its accounting method for its non-North American metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $4.1 million, or $0.08 of earnings per share, on both a basic and a diluted basis during 2001. The Company believes that the change to the LIFO accounting method for its non-North American metal inventories more accurately reflects the impact of volatile raw material prices and conforms the accounting for all metal inventories. Because the December 31, 2000 non-North American metal inventories valued at FIFO is the opening LIFO inventory, there is neither a cumulative effect to January 1, 2001 nor proforma amounts of retroactively applying the change to LIFO. As of January 1, 2000, General Cable changed its accounting method for its North American non-metal inventories from the FIFO method to the LIFO method. The impact of the change was an increase in operating income of $6.4 million, or $0.12 of earnings per share on both a basic and diluted basis, during 2000. Because the December 31, 1999 North American non-metal inventories valued at FIFO is the opening LIFO inventory, there is neither a cumulative effect to January 1, 2000 nor proforma amounts of retroactively applying the change to LIFO. Previously General Cable had valued only the copper and aluminum components of its North American inventories using LIFO. The Company believes that the change to the LIFO accounting method for its North American non-metal inventories more accurately reflects the impact of both volatile raw material prices and ongoing cost

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES productivity initiatives, conforms the accounting for all North American inventories and provides a more comparable basis of accounting with direct competitors in North America who are on LIFO for the majority of their inventories.

Property, Plant and Equipment

   Property, plant and equipment are stated at cost. Costs assigned to property, plant and equipment relating to acquisitions are based on estimated fair values at that date. Depreciation is provided using the straight-line method over the estimated useful lives of the assets: new buildings, from 15 to 50 years; and machinery, equipment and office furnishings, from 3 to 15 years. Leasehold improvements are depreciated over the life of the lease.

Fair Value of Financial Instruments

   Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

Forward Pricing Agreements for Purchases of Copper and Aluminum

   In the normal course of business, General Cable enters into forward pricing agreements for purchases of copper and aluminum to match certain sales transactions. At December 31, 2002 and 2001, General Cable had $89.9 million and $40.1 million, respectively, of future copper and aluminum purchases that were under forward pricing agreements. The fair market value of the forward pricing agreements was $87.1 million and $38.7 million at December 31, 2002 and 2001, respectively. General Cable expects to recover the cost of copper and aluminum under these agreements as a result of firm sales price commitments with customers.

Use of Estimates

   The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

   General Cable sells a broad range of products throughout primarily the United States, Canada, Europe and the Asia Pacific region. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, including members of buying groups, composing General Cable's customer base. Ongoing credit evaluations of customers' financial condition are performed, and generally, no collateral is required. General Cable maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. Certain subsidiaries also maintain credit insurance for certain customer balances.

Derivative Financial Instruments

   Derivative financial instruments are utilized to manage interest rate, commodity and foreign currency risk. General Cable does not hold or issue derivative financial instruments for trading purposes.

   Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting For Derivative Instruments and Hedging Activities," as amended, requires that all derivatives be recorded on the balance sheet at fair value. The accounting for changes in the fair value of the derivative depends on the intended use of the derivative and whether it qualifies for hedge accounting.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

2. Summary of Accounting Policies -- (Continued)

   SFAS No. 133, as applied to General Cable's risk management strategies, may increase or decrease reported net income, and stockholders' equity, or both, prospectively depending on changes in interest rates and other variables affecting the fair value of derivative instruments and hedged items, but will have no effect on cash flows or economic risk. See further discussion in
Note 13.

   General Cable has entered into interest rate swap and collar agreements designed to hedge underlying debt obligations. During the first quarter of 2001, the Company incurred a cost of $4.2 million related to interest rate collars, which were terminated.

   Foreign currency and commodity contracts are used to hedge future sales and purchase commitments. Unrealized gains and losses on such contracts are recorded in other comprehensive income until the underlying transaction occurs and is recorded in the income statement at which point such amounts included in other comprehensive income are recorded into income which generally will occur over periods less than one year.

Accounts Receivable Securitization

   The Company accounts for the securitization of accounts receivable in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." At the time the receivables are sold, the balances are removed from the Consolidated Balance Sheet. Costs associated with the transaction, primarily related to the discount and the one-time program implementation costs that were incurred in the second quarter of 2001, are included in interest income (expense) in the Consolidated Statement of Operations. This statement, which became effective for the Company during the second quarter of 2001, modifies certain standards for the accounting of transfers of financial assets and also requires expanded financial statement disclosures related to securitization activities. See further discussion in
Note 7.

Stock-Based Compensation

   SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. General Cable has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. No compensation cost for stock options is reflected in net income, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                                           Year Ended December 31,
                                                                                                          -------------------------
                                                                                                           2002      2001     2000
                                                                                                          ------    ------   ------
Net loss, as reported.................................................................................    $(24.0)   $ (2.0)  $(26.4)
Deduct: Total stock-based employee compensation expense determined under fair value based method for
  all awards, net of related tax effects..............................................................      (2.4)     (5.7)    (4.9)
                                                                                                          ------    ------   ------
Pro forma net loss....................................................................................    $(26.4)   $ (7.7)  $(31.3)
                                                                                                          ======    ======   ======
Loss per share:
  Basic -- as reported................................................................................    $(0.73)   $(0.06)  $(0.79)
  Basic -- pro forma..................................................................................    $(0.80)   $(0.23)  $(0.93)
  Diluted -- as reported..............................................................................    $(0.73)   $(0.06)  $(0.79)
  Diluted -- pro forma................................................................................    $(0.80)   $(0.23)  $(0.93)

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

2. Summary of Accounting Policies -- (Continued)

New Standards

   In June 2001, the Financial Accounting Standards Board issued SFAS No. 141 "Business Combinations", SFAS No. 142 "Goodwill and Other Intangible Assets" and SFAS No. 143 "Accounting for Asset Retirement Obligations". SFAS No. 141 requires that all business combinations be accounted for under the purchase accounting method and that certain acquired intangible assets in a business combination be recognized as assets apart from goodwill. SFAS No. 142 requires that ratable amortization of goodwill be replaced with periodic tests of the goodwill's carrying value and that intangible assets other than goodwill should be amortized over their useful lives. SFAS No. 143 requires entities to establish liabilities for legal obligations associated with the retirement of tangible long-lived assets. In August 2001, SFAS No. 144 "Accounting for the Impairment or Disposal of Long-Lived Assets" was issued. SFAS No. 144 addresses financial accounting and reporting for impairment of long-lived assets to be held and used, and of long-lived assets and components of an entity to be disposed of. The Company adopted SFAS 141, SFAS No. 142 and SFAS No. 144 as of January 1, 2002, as required. Additionally, SFAS No. 143 was adopted as of January 1, 2002, although it was not required until fiscal 2003. The adoption of these standards did not have a material impact on the consolidated financial condition, results of operations or cash flows of General Cable. In April 2002, SFAS No. 145 "Rescission of FASB Statements
No. 4, 44, and 64, Amendment of FASB Statement No. 13, and Technical Corrections" was issued. SFAS No. 145 addresses financial accounting and reporting for the extinguishment of debt and accounting for leases. In June 2002, SFAS No. 146 "Accounting for Costs Associated with Exit or Disposal Activities" was issued. SFAS No. 146 requires that costs associated with exit or disposal activities be recognized when the costs are incurred, rather than at a date of commitment to an exit or disposal plan. Implementation of SFAS No. 145 and SFAS No. 146 is required for fiscal 2003. Management does not believe the impact of adopting SFAS No. 145 and SFAS No. 146 will have a material impact on the consolidated financial condition, results of operations or cash flows of General Cable.

   In December of 2002, SFAS No. 148 "Accounting for Stock-Based Compensation -- Transition and Disclosure -- an amendment of FASB No. 123" was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires additional disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. General Cable has elected to not implement the voluntary change to the fair value based method of accounting for stock-based employee compensation, however, the disclosure requirements have been implemented as required.

   In November 2002, FASB Interpretation (FIN) No. 45 "Guarantor's Accounting and Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 requires that as a company issues a guarantee, it must recognize a liability for the fair value of the obligations it assumes under that guarantee. Application of FIN 45 is required for guarantees issued or modified after December 31, 2002. The Company does not believe that the adoption of FIN 45 will have a material affect on its financial position, results of operations or cash flows.

   In January 2003, FIN No. 46 "Consolidation of Variable Interest Entities" was issued. FIN 46 is intended to achieve more consistent application of consolidation policies to variable interest entities. FIN 46 applies to all variable interest entities created after January 31, 2003 and it applies in the first fiscal period beginning after June 15, 2003 to variable interest entities acquired or created before February 1, 2003. The Company does not believe that the adoption of FIN 46 will have a material affect on its financial position, results of operations or cash flows.

3. Acquisitions and Divestitures

   During 1999, the Company acquired the worldwide energy cable and cable systems businesses of Balfour Beatty plc, previously known as BICC plc, with operations in the United Sates, Canada, Europe, Africa, the Middle East and Asia Pacific (the Acquisition). The Acquisition was completed in three phases

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

3. Acquisitions and Divestitures -- (Continued)

during 1999 for a total payment of $385.8 million. The Acquisition was accounted for as a purchase, and accordingly, the results of operations of the acquired businesses are included in the consolidated financial statements for periods after the respective closing dates.

   In December 1999, the Company decided to sell certain businesses due to their deteriorating operating performance. On February 9, 2000, the Company signed a definitive agreement with Pirelli Cavi e Sistemi, S.p.A., of Milan, Italy (Pirelli) for the sale of the stock of these businesses for a purchase price of $216.0 million, subject to closing adjustments. The closing adjustments included changes in net assets of the businesses sold since November 30, 1999, resulting from operating losses and other adjustments as defined in the sale agreement. The businesses sold were acquired from BICC plc during 1999 and consisted primarily of the operations in the United Kingdom, Italy and Africa and a joint venture interest in Malaysia. The businesses sold reported net sales of $383.4 million and a net loss of $73.2 million for 2000. Gross proceeds of $180.0 million were received during the third quarter of 2000 as a down payment against the final post-closing adjusted purchase price. Proceeds from the transaction were used to reduce the Company's outstanding debt. As a result of the sale to Pirelli, the Company recognized a $34.3 million charge in the third quarter of 2000. This charge was related to severance, transaction costs, warranty and other claims, the realization of the foreign exchange translation loss on the divested businesses that was previously charged directly to equity and $3.3 million write-off of unamortized bank fees due to the prepayment of indebtedness. During the third quarter of 2001, the final post-closing adjusted purchase price was agreed as $164.0 million resulting in the payment of $16.0 million to Pirelli. The Company had provided for a larger settlement amount and therefore $7.0 million of income was recorded in the third quarter of 2001.

   In September 2000, the Company acquired Telmag S.A. de C.V., a Mexico-based manufacturer of telecommunications cables, for $23.0 million. The acquisition brought in-house additional outside plant telecommunications cable capacity as well as provided available capacity for a broad range of telecommunications cables.

   In March 2001, the Company sold the shares of its Pyrotenax business unit to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd., for
$60 million, subject to closing adjustments. The business unit, with operations in Canada and the United Kingdom, principally produced mineral insulated high-temperature cables. During the second quarter of 2002, the final post-closing adjusted purchase price was agreed and resulted in a payment to Tyco International, Ltd. of approximately $2 million during the third quarter of 2002. This payment plus other costs associated with settling the final purchase price was equal to the amount provided for in the Company's balance sheet. The proceeds from the transaction were used to reduce the Company's debt.

   In September 2001, the Company announced its decision to exit the retail cordsets business. As a result of this decision, the Company closed its Montoursville, Pennsylvania plant. This facility manufactured cordset products including indoor and outdoor extension cords, temporary lighting and extension cord accessories.

   In October 2001, the Company sold substantially all of the manufacturing assets and inventory of its building wire business to Southwire Company for $82 million of cash proceeds and the transfer to the Company of certain datacommunication cable manufacturing equipment. Under the building wire sale agreement, Southwire purchased the inventory and substantially all of the property, plant and equipment located at the Company's Watkinsville, Georgia and Kingman, Arizona facilities and the wire and cable manufacturing equipment at its Plano, Texas facility. General Cable retained and continues to operate its copper rod mill in Plano and closed its Plano wire mill. The assets sold were used in manufacturing building wire principally for the retail and electrical distribution markets. During the second quarter of 2002, the final purchase price for this transaction was agreed resulting in a deminimus cash payment to Southwire. Proceeds from the transaction have been used to reduce the Company's outstanding debt.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

3. Acquisitions and Divestitures -- (Continued)

   Beginning in the third quarter of 2001, the Company has reported the Building Wire and Cordsets segment as discontinued operations for financial reporting purposes. Administrative expenses formerly allocated to this segment are now reported in continuing operations segments. Quarterly historical data for the first six months of 2001 has been restated to reflect this change.

   During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company, which was then contributed to the joint venture in exchange for a $10.2 million note receivable, which resulted in a $5.6 million, deferred gain on the transaction. The Company will recognize the gain as the note is repaid. At December 2002, other non-current assets included an investment in the joint venture of $3.9 million and a $10.2 million note receivable from the joint venture and other liabilities included a deferred gain from the initial joint venture formation of $5.6 million.

4. Corporate Operating Items

   Cost of sales and selling, general and administrative expense in the consolidated statement of operations included the following (in millions):

                                                                                                        Year Ended December 31,
                                                                                                    -------------------------------
                                                                                                      2002        2001       2000
                                                                                                    --------    --------   --------
Cost of sales, excluding corporate items........................................................    $1,281.7    $1,403.7   $1,870.4
 Closure of manufacturing plants................................................................         2.0          --         --
 Disposal of inventory..........................................................................          --         7.0         --
 Charge related to assets contributed to joint venture..........................................         3.6          --         --
                                                                                                    --------    --------   --------
 Corporate items................................................................................         5.6         7.0         --
                                                                                                    --------    --------   --------
   Cost of sales................................................................................    $1,287.3    $1,410.7   $1,870.4
                                                                                                    ========    ========   ========
Selling, general and administrative expenses, excluding corporate items.........................    $  123.1    $  139.6   $  226.6
 Loss (income) related to the divestiture to Pirelli............................................          --        (7.0)      31.0
 Gain from sale of Pyrotenax business...........................................................          --       (23.8)        --
 Closure of manufacturing plants................................................................        19.2         4.8         --
 Divestiture of non-strategic business..........................................................         1.7         5.5         --
 Severance and severance related costs..........................................................         6.9        16.5         --
 Provision for other costs......................................................................          --         0.8         --
                                                                                                    --------    --------   --------
 Corporate items................................................................................        27.8        (3.2)      31.0
                                                                                                    --------    --------   --------
 Selling, general and administrative expenses...................................................    $  150.9    $  136.4   $  257.6
                                                                                                    --------    --------   --------
Total Corporate Operating Items.................................................................    $   33.4    $    3.8   $   31.0
                                                                                                    ========    ========   ========

   During 2002, the Company incurred $33.4 million of corporate charges, $5.6 million in cost of sales and $27.8 million in selling, general and administrative expense. These corporate charges included $21.2 million
($2.0 million in cost of sales and $19.2 million in selling, general and administrative expense) related to the closure of two of its seven North American plants that manufactured communications cables. In addition, $6.9 million was incurred for severance and related costs resulting from worldwide headcount reductions, $3.6 million was incurred to reduce to fair value certain assets contributed to the Company's fiber optic joint venture, and a $1.7 million loss was incurred on the sale of a non-strategic United Kingdom-based specialty cables business.

   During 2001, the Company incurred $3.8 million of corporate charges
($7.0 million in cost of sales and $3.2 million of income in selling, general and administrative expense). During the third quarter of 2001, the

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

4. Corporate Operating Items -- (Continued)

Company agreed with Pirelli on the final post-closing adjusted purchase price of the business sold in the third quarter of 2000. As a result of the final settlement, the Company recognized a $7.0 million pre-tax gain for the difference in the actual settlement and the amount provided for in the Company's balance sheet. The Company also completed the sale of its Pyrotenax business to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd. for proceeds of $60 million, subject to closing adjustments. After adjusting for the net cost of the assets sold and for the expenses associated with the transaction, the Company realized a pre-tax gain of $23.8 million. The Company also incurred charges for the closure of a manufacturing plant ($4.8 million), charges for severance and related costs resulting from a plan to reduce headcount throughout its worldwide operations ($16.5 million), a loss related to the sale of a non-strategic business which designs and manufactures extrusion tooling and accessories ($5.5 million), a charge related to the disposal of inventory as part of the Company's optimization of its distribution network ($7.0 million recorded in cost of sales) and a charge to provide for certain other costs ($0.8 million).

   During 2000, as a result of the sale of certain businesses to Pirelli, the Company recognized a $31.0 million charge. This charge was related to severance, transaction costs, warranty and other claims and the realization of the foreign exchange translation loss on the divested businesses that was previously charged directly to equity.

5. Other Income

   During the second quarter of 2001, the Company recognized a non-recurring pre-tax gain of $8.6 million related to a foreign exchange gain on the extinguishment of long-term debt in the United Kingdom partially offset by costs of $0.5 million to close out foreign exchange contracts at one of the Company's international subsidiaries.

6. Discontinued Operations

   On September 5, 2001, the Company announced its decision to sell its building wire business and to exit its retail cordsets business, the results of which have been reported as discontinued operations. Operating results of the discontinued operations were as follows (in millions):

                                                                                                            Year Ended December 31,
                                                                                                           ------------------------
                                                                                                            2002     2001     2000
                                                                                                           -----    ------   ------
Net Sales..............................................................................................    $  --    $352.9   $526.5
                                                                                                           =====    ======   ======
Pre-tax loss from discontinued operations..............................................................    $  --    $(10.7)  $(11.9)
Income tax benefit.....................................................................................       --       3.9      4.2
Pre-tax loss on disposal of discontinued operations....................................................     (9.1)    (50.6)      --
Income tax benefit.....................................................................................      3.2      17.9       --
                                                                                                           -----    ------   ------
   Loss from discontinued operations...................................................................    $(5.9)   $(39.5)  $ (7.7)
                                                                                                           =====    ======   ======

   Administrative expenses formerly allocated to these businesses for segment reporting purposes have been reallocated to continuing operations. A portion of the Company's overall interest expense has been allocated to these businesses based upon the outstanding debt balance attributable to those operations. Taxes have been allocated using the same overall rate incurred by the Company in each of the periods presented.

   During the third quarter of 2001, the Company recorded a $50.6 million loss on disposal of discontinued operations. The components of this charge include $21.4 million related to the sale of the building wire business, $16.6 million for the closure of the Company's Montoursville, Pennsylvania facility, which manufactured retail cordsets, $10.6 million for the closure of four regional distribution centers and $2.0 million for other costs.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

6. Discontinued Operations -- (Continued)

   During 2002, the Company recorded an additional $9.1 million pre-tax loss on disposal of discontinued operations. The components of this charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business unit, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

7. Accounts Receivable Asset-backed Securitization

   In May 2001, the Company completed an Accounts Receivable Asset-backed Securitization Financing transaction ("Securitization Financing"). The Securitization Financing provides for certain domestic trade receivables to be transferred to a wholly-owned, special purpose bankruptcy-remote subsidiary without recourse. This subsidiary in turn transferred the receivables to a trust, which issued, via private placement, floating rate five-year certificates in an initial amount of $145 million. In addition, a variable certificate component of up to $45 million for seasonal borrowings was also established as a part of the Securitization Financing. This variable certificate component will fluctuate based on the amount of eligible receivables. As a result of the building wire asset sale and the exit from the retail cordsets business, the Securitization Financing program was downsized to $80 million in the first quarter of 2002, through the repayment of a portion of the outstanding certificates. The repayment of the certificates was funded by the collection of the outstanding building wire and retail cordsets accounts receivable. The $45 million seasonal borrowing component was unaffected.

   Transfers of receivables under this program are treated as a sale and result in a reduction of total accounts receivable reported on the Company's consolidated balance sheet. In conjunction with the initial transaction, the Company incurred one-time charges of $4.2 million in the second quarter of 2001. The Company continues to service the transferred receivables and receives annual servicing fees from the special purpose subsidiary of approximately 1% of the average receivable balance. The market cost of servicing the receivables offset the servicing fee income and results in a servicing asset equal to zero. The Company's retained interest in the receivables are carried at their fair value, which is estimated as the net realizable value. The net realizable value considers the relatively short liquidation period and an estimated provision for credit losses. The provision for credit losses is determined based on specific identification of uncollectible accounts and the application of historical collection percentages by aging category. The receivables are not subject to prepayment risk. The key assumptions used in measuring the fair value of retained interests at the time of securitization were receivables days sales outstanding of 54 and interest rates on LIBOR based on borrowings of 4.92%. At December 31, 2002 and 2001, key assumptions and the sensitivity of the current fair value of the retained interest are as follows:

                                                                       Key        Impact on Fair Value of   Impact on Fair Value of
                                                                   Assumptions      20% Adverse Change         50% Adverse Change
                                                                   -----------    -----------------------   -----------------------
December 31, 2002:
 Days sales outstanding........................................      49 days           $0.3 million               $0.3 million
 Interest rate.................................................        2.0%            $0.3 million               $0.3 million
December 31, 2001:
 Days sales outstanding........................................      51 days           $0.1 million               $0.3 million
 Interest rate.................................................        2.5%            $0.1 million               $0.3 million


   These sensitivities are hypothetical and should be used with caution. Changes in fair value based on a 20% and 50% variation in assumptions generally cannot be extrapolated because the relationship of the change in assumption to the change in fair value may not be linear. Also, in this table, the effect of a variation in a particular assumption on the fair value of the retained interest is calculated without changing any other assumption; in reality, changes in one factor may result in changes in another, which might magnify or counteract sensitivities.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

7. Accounts Receivable Asset-backed Securitization -- (Continued)

   At December 31, 2002 and 2001, the Company's retained interest in accounts receivable and off balance sheet financing, net of cash held in the trust, was $84.8 million and $48.5 million; and $83.1 million and $67.8 million, respectively. The effective interest rate in the Securitization Financing was approximately 2.0% and 2.5% at December 31, 2002 and 2001, respectively. In 2002, proceeds from new sales totaled $1,067.6 million and cash collections reinvested totaled $1,030.8 million. In 2001, proceeds from new sales totaled $1,258.6 million and cash collections reinvested totaled $1,044.4 million. The portfolio of accounts receivable that the Company services totaled approximately $130 million and $150 million at December 31, 2002 and 2001, respectively.

8. Inventories

   Inventories consisted of the following (in millions):

                                                                       December 31,
                                                                      ---------------
                                                                       2002     2001
                                                                      ------   ------
     Raw materials ...............................................    $ 26.1   $ 36.7
     Work in process .............................................      33.2     41.9
     Finished goods ..............................................     199.0    236.8
                                                                      ------   ------
                                                                      $258.3   $315.4
                                                                      ======   ======

   At December 31, 2002 and December 31, 2001, $214.3 million and
$274.1 million, respectively, of inventories were valued using the LIFO method. Approximate replacement costs of inventories valued using the LIFO method totaled $198.1 million at December 31, 2002 and $248.7 million at December 31, 2001.

   If in some future period, the Company was not able to recover the LIFO value of its inventory at a profit when replacement costs were lower than the LIFO value of the inventory, the Company would be required to take a charge to recognize in its income statement all or a portion of the higher LIFO value of the inventory. During 2002, the Company reduced its inventory by approximately $62 million resulting in a $2.5 million LIFO charge since LIFO inventory quantities were reduced in a period when replacement costs were lower than the LIFO value of inventory.

9. Property, Plant and Equipment

   Property, plant and equipment consisted of the following (in millions):

                                                                      December 31,
                                                                    -----------------
                                                                     2002       2001
                                                                    -------   -------
     Land ......................................................    $  25.1   $  22.8
     Buildings and leasehold improvements ......................       53.2      53.4
     Machinery, equipment and office furnishings ...............      348.5     302.7
     Construction in progress ..................................       32.5      49.6
                                                                    -------   -------
                                                                      459.3     428.5
     Less accumulated depreciation and amortization ............     (136.0)   (107.6)
                                                                    -------   -------
                                                                    $ 323.3   $ 320.9
                                                                    =======   =======

   Depreciation expense totaled $28.1 million, $31.7 million and $52.0 million for the years ended December 31, 2002, 2001 and 2000, respectively.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

10. Accrued Liabilities

   Accrued liabilities consisted of the following (in millions):

                                                                        December 31,
                                                                       --------------
                                                                       2002     2001
                                                                       -----   ------
     Payroll related accruals .....................................    $16.7   $ 22.3
     Accrued restructuring costs ..................................     15.2     13.3
     Customers' deposits and prepayments ..........................     10.1     11.4
     Customer rebates .............................................      6.6      8.5
     Insurance claims and related expenses ........................      8.0      8.4
     Current deferred tax liability ...............................      1.8      1.8
     Other accrued liabilities ....................................     40.8     47.9
                                                                       -----   ------
                                                                       $99.2   $113.6
                                                                       =====   ======

11. Restructuring Charges

   Changes in accrued restructuring costs were as follows (in millions):

                                                                        Severance    Facility
                                                                       and Related    Closing
                                                                          Costs        Costs     Total
                                                                       -----------   --------    ------
   Original provisions.............................................      $ 29.8       $ 42.9     $ 72.7
   Utilization.....................................................       (27.2)       (32.2)     (59.4)
                                                                         ------       ------     ------
    Balance, December 31, 2001.....................................         2.6         10.7       13.3
   Provisions......................................................        14.0         10.0       24.0
   Utilization.....................................................       (12.2)        (9.9)     (22.1)
                                                                         ------       ------     ------
    Balance, December 31, 2002.....................................      $  4.4       $ 10.8     $ 15.2
                                                                         ======       ======     ======

   During 2001, provisions were recorded for $72.7 million of restructuring activities ($22.1 million in continuing operations and $50.6 million in discontinued operations). The $22.1 million continuing operations charge included $4.8 million for the closure of a manufacturing facility, which included $3.1 million for severance costs. The closed facility, located in Cass City, Michigan, employed approximately 175 associates and utilized approximately 100,000 square feet in the production of data communication products. The continuing operations charge also included $16.5 million for severance and related costs resulting from the worldwide headcount reduction of approximately 100 employees and $0.8 million for certain other costs. The $50.6 million discontinued operations charge related to the sale of the building wire business ($21.4 million), closure of a manufacturing facility that produced retail cordset products ($16.6 million), the elimination of four regional distribution centers ($10.6 million) and certain other costs
($2.0 million).

   During 2002, an additional $24.0 million of provisions were recorded
($14.9 million in continuing operations and $9.1 million in discontinued operations). The $9.1 million discontinued operations pre-tax charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business, a longer than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs. The $14.9 million continuing operations charge included $6.9 million for severance and related costs resulting from worldwide headcount reductions of approximately 140 employees and $8.0 million related to costs to close two manufacturing facilities. The $8.0 million charge for the closure of manufacturing facilities included $5.6 million for severance and related costs. The closed manufacturing facilities, located in Monticello, Illinois and Sanger, California, employed approximately 200 associates and utilized more than 350,000 square feet in the production of service wire sold to the telecommunications industry and certain data communications cables.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

12. Long-Term Debt

     Long-term debt consisted of the following (in millions):

                                                                       December 31,
                                                                      ---------------
                                                                       2002     2001
                                                                      ------   ------
        Term loans................................................    $337.4   $348.6
        Revolving loans...........................................      78.2     80.4
        Other.....................................................      36.3     31.4
                                                                      ------   ------
                                                                       451.9    460.4
        Less current maturities...................................      40.8     39.4
                                                                      ------   ------
                                                                      $411.1   $421.0
                                                                      ======   ======

     Weighted average interest rates were as follows:
        Term loans................................................       6.5%     5.1%
        Revolving loans...........................................       6.3%     4.9%
        Other.....................................................       6.0%     6.0%

   The estimated fair value of the Company's long-term debt at December 31, 2002 and 2001 was approximately equal to the carrying value at those dates because the majority of the Company's debt has variable interest rates.

   The Company's current credit facility was entered into in 1999 with one lead bank as administrative agent, and a syndicate of lenders. The facility, as amended and reduced by prepayments, consists of: 1) term loans in Dollars in an aggregate amount up to $307.3 million, 2) term loans in Dollars and foreign currencies in an aggregate amount up to $30.1 million and 3) revolving loans and letters of credit in Dollars and foreign currencies in an aggregate amount up to $200.0 million. Borrowings are secured by assets of the Company's North American operations and a portion of the stock of its non-North American subsidiaries and are also guaranteed by the Company's principal operating subsidiaries. The credit facility, as amended, restricts certain corporate acts and contains required financial ratios and other covenants. During 2001, the Company had repaid $208.8 million of term loans in advance of their scheduled repayment date. This amount includes the proceeds from the Building Wire sale, the Company's Securitization Financing and the Pyrotenax sale received during 2001. In conjunction with these reductions in the borrowing capacity of the facility, the Company recorded a $2.4 million charge to write-off a portion of its unamortized bank fees during 2001.

   Loans under the credit facility bear interest, at the Company's option, at
(i) a spread over LIBOR or (ii) a spread over the Alternate Base Rate, which is defined as the higher of (a) the agent's Prime Rate, (b) the secondary market rate for certificates of deposit (adjusted for reserve requirements) plus 1% or (c) the Federal Funds Effective Rate plus 1/2 of 1%.

   A commitment fee accrues on the unused portion of the credit facility. The commitment fee is 50 basis points per annum and the spread over LIBOR on all loans under the facility ranges between 450 and 500 basis points per annum. Both the commitment fee and the spread over LIBOR are fixed for the life of the facility as a result of the October 2002 amendment (discussed below).

   In April 2002, the Company amended the credit facility to permit increased financial flexibility through March 2003. As a result of the amendment, the Company's spread over LIBOR increased by 25 basis points across all levels of its leverage-based pricing grid and a new leverage level was added to the pricing grid. One time fees and expenses associated with the amendment were $2.0 million and were being amortized over the one-year period of the amendment.

   In October 2002, the Company further amended its credit facility through March 2004. The amendment substantially relaxed the Company's financial covenants primarily in response to the ongoing weakness in the Communications segment. Among other provisions, the amendment adjusted the size of the Company's revolving credit facility to $200 million from $250 million, added a new financial covenant tied to minimum

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

12. Long-Term Debt -- (Continued)

quarterly earnings levels and established a contingent payment of approximately $5.5 million to lenders if the total facility commitments are not reduced by at least $100 million by December 15, 2003. As part of the amendment, the Company suspended its quarterly cash dividend of $0.05 per common share for the term of the amendment. One-time costs of approximately
$4 million were incurred for the amendment and will be amortized over the life of the amendment. The Company will also incur incremental annualized interest costs of approximately $4 million during the amendment period as a result of increased credit spreads. Future compliance with financial covenants will be dependent upon a number of factors, including overall economic activity, future conditions in the Company's principal end markets and the Company's future borrowing requirements. As a result of the completion of the October 2002 amendment, the Company wrote-off the remaining unamortized fees
($1.1 million) associated with the April 2002 amendment in the fourth quarter of 2002. The Company also wrote-off $0.5 million of unamortized bank fees in the fourth quarter of 2002 as a result of the $50 million reduction in the size of the revolving credit facility.

   At December 31, 2002, maturities of long-term debt during each of the years 2003 through 2007 are $40.8 million, $32.9 million, $71.6 million, $134.4 million and $163.2 million, respectively, and $9.0 million thereafter.

13. Financial Instruments

   General Cable is exposed to various market risks, including changes in interest rates, foreign currency and commodity prices. To manage risk associated with the volatility of these natural business exposures, General Cable enters into interest rate, commodity and foreign currency derivative agreements as well as copper and aluminum forward purchase agreements. General Cable does not purchase or sell derivative instruments for trading purposes.

   General Cable has utilized interest rate swaps and interest rate collars to manage its interest expense exposure by fixing its interest rate on a portion of the Company's floating rate debt. Under the swap agreements, General Cable will typically pay a fixed rate while the counterparty pays to General Cable the difference between the fixed rate and the three-month LIBOR rate.

   During 1999, the Company entered into certain interest rate derivative contracts for hedging of the credit facility floating interest rate risk covering $375.0 million of the Company's debt. The net effect of the hedging program was to provide a collar between approximately 5.4% and 8.5% within which the Company's LIBOR rates on a portion of the credit facility could move and which was at no cost to the Company. The Company entered into these three-year agreements with members of the lending group. In March 2001, the Company incurred a cost of $4.2 million to terminate these interest rate collars.

   During 2001, the Company entered into several new interest rate swaps which effectively fixed interest rates for borrowings under the credit facility and other debt. At December 31, 2001, General Cable had interest rate swaps, which effectively fixed interest rates for $425.0 million of borrowings under the credit facility and $9.0 million of other debt. The swaps outstanding as of December 31, 2002 were as follows (dollars in millions):

                                                                                                            Notional     Interest
Interest Rate Derivatives                                                              Period               Amounts     Rate Range
-------------------------                                                              ------               -------     ----------
Interest Rate Swap.....................................................    December 2001 to October 2011     $  9.0           4.49%
Forward Starting Interest Rate Swaps...................................    January 2003 to December 2004     $200.0    4.60 - 4.74%


   The Company does not provide or receive any collateral specifically for these contracts. However, all counterparties are members of the lending group and as such participate in the collateral of the credit agreement and are significant financial institutions.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

13. Financial Instruments -- (Continued)

   The fair value of interest rate derivatives are based on quoted market prices and third-party provided calculations, which reflect the present values of the difference between estimated future variable-rate receipts and future fixed-rate payments. At December 31, 2002 and 2001, the carrying value was $7.4 million and $5.7 million, respectively.

   The Company enters into forward exchange contracts principally to hedge the currency fluctuations in certain transactions denominated in foreign currencies, thereby limiting the Company's risk that would otherwise result from changes in exchange rates. Principal transactions hedged during the year were firm sales and purchase commitments.

   The fair value of foreign currency contracts represents the amount required to enter into offsetting contracts with similar remaining maturities based on quoted market prices. At December 31, 2002 and 2001, the net unrealized gain
(loss) on the net foreign currency contracts was $0.7 million and $(0.2) million, respectively. However, since these contracts hedge forecasted foreign currency denominated transactions, and have been designated cash flow hedges, any change in the fair value of the contracts would be recorded in other comprehensive income until the hedged transaction was reflected in the income statement which is generally expected to occur in less than one year.

   Outside of North America, General Cable enters into commodity futures for purchase of copper and aluminum for delivery in a future month to match certain sales transactions. At December 31, 2002 and 2001, General Cable had an unrealized loss of $0.1 million and $0.2 million, respectively, on the commodity futures, which have been designated as cash flow hedges, and have been recorded in other comprehensive income until the hedged transaction is reflected in the income statement, which is generally expected to occur in less than one year.

   The notional amounts and fair values of these financial instruments at December 31, 2002 and 2001, are shown below (in millions). The carrying amount of the financial instruments was a liability of $(6.8) million at December 31, 2002 and $(6.1) million at December 31, 2001.

                                                                                                     2002                2001
                                                                                              -----------------    ----------------
                                                                                              Notional     Fair    Notional    Fair
                                                                                               Amount     Value     Amount    Value
                                                                                              --------    -----    --------   -----
Interest rate swaps .......................................................................    $  9.0     $(0.9)    $284.0    $(5.7)
Forward starting interest rate swaps ......................................................     200.0      (6.5)     625.0       --
Foreign currency contracts ................................................................      29.5       0.7       28.5     (0.2)
Commodity futures .........................................................................       9.2      (0.1)       8.0     (0.2)
                                                                                                          -----               -----
                                                                                                          $(6.8)              $(6.1)
                                                                                                          =====               =====

   In the normal course of business, General Cable enters into forward pricing agreements for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. At December 31, 2002 and 2001, General Cable had an unrealized loss of $2.8 million and $1.4 million, respectively. General Cable expects to recover the unrealized loss under these agreements as a result of firm sales price commitments with customers.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

14. Income Taxes

   The provision (benefit) for income taxes attributable to continuing operations consisted of the following (in millions):

                                                                                                            Year Ended December 31,
                                                                                                           ------------------------
                                                                                                            2002     2001     2000
                                                                                                           ------    -----   ------
Current tax expense (benefit):
   Federal.............................................................................................    $(13.8)   $ 4.1   $(18.8)
   State...............................................................................................       0.1      0.1     (1.1)
   Foreign.............................................................................................       6.8     11.3      9.4
Deferred tax expense (benefit):
   Federal.............................................................................................      (6.9)     0.5     (6.0)
   State...............................................................................................       2.9      1.0     (0.7)
   Foreign.............................................................................................       1.0      3.6      6.9
                                                                                                           ------    -----   ------
                                                                                                           $ (9.9)   $20.6   $(10.3)
                                                                                                           ======    =====   ======

   The income tax benefit attributable to the operations and disposal of discontinued operations was $3.2 million, $21.8 million, and $4.2 million for 2002, 2001 and 2000 respectively.

   The reconciliation of reported income tax expense (benefit) to the amount of income tax expense that would result from applying domestic federal statutory tax rates to pretax income from continuing operations is as follows (in millions):

                                                                                                            Year Ended December 31,
                                                                                                            -----------------------
                                                                                                             2002    2001     2000
                                                                                                            -----    -----   ------
Statutory federal income tax............................................................................    $(9.8)   $20.3   $(10.1)
State, foreign and Foreign Sales Corporation income tax differential....................................      0.8     (0.3)    (0.6)
Other, net..............................................................................................     (0.9)     0.6      0.4
                                                                                                            -----    -----   ------
                                                                                                            $(9.9)   $20.6   $(10.3)
                                                                                                            =====    =====   ======

   The components of deferred tax assets and liabilities were as follows (in millions):

                                                                       December 31,
                                                                      ---------------
                                                                       2002     2001
                                                                      ------   ------
     Deferred tax assets:
      Net operating loss carryforwards ...........................    $ 74.7   $ 76.5
        Pension and retiree benefits accruals.....................      18.1      2.3
        Asset and rationalization reserves........................       5.1      5.1
        Inventory reserves........................................       4.0      5.1
        Capital loss carryforwards................................       1.1      4.1
        Tax credit carryforwards..................................       7.7      3.8
        Other liabilities.........................................      14.4     19.9
        Valuation allowance.......................................     (19.2)    (5.6)
                                                                      ------   ------
         Total deferred tax assets ...............................     105.9    111.2
     Deferred tax liabilities:
        Inventory.................................................       6.1      1.5
        Depreciation and fixed assets.............................      23.2     21.9
                                                                      ------   ------
     Net deferred tax assets .....................................    $ 76.6   $ 87.8
                                                                      ======   ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

14. Income Taxes -- (Continued)

   As of December 31, 2002, the Company has recorded a valuation allowance for its U.S. foreign tax credit and capital loss carryforwards, its state net operating loss carryforwards, and a portion of its foreign net operating loss carryforwards due to uncertainties regarding the ability to obtain future tax benefits for these tax attributes. The December 31, 2002 valuation allowance of $19.2 million increased $13.6 million from the prior year. The December 31, 2001 valuation allowance of $5.6 million decreased $4.7 million from December 31, 2000.

   A portion of the Company's 2002 U.S. net operating loss will be carried back to obtain a tax refund of $13.8 million in 2003. The $13.8 million tax refund is included within prepaid expenses and other in the December 31, 2002 consolidated balance sheet. The Company also generated U.S. net operating loss carryforwards of $55.2 million in 2000 and $57.9 million in 2002, which expire in 2020 and 2022, respectively. The 2001 U.S. net operating loss, which was reflected as a carryforward in the 2001 financial statements, was carried back instead to obtain a $37.0 million tax refund in 2002 as a result of a 2002
U.S. tax law change enabling a five year carryback of net operating losses.
The Company also has other U.S. net operating loss carryforwards that are subject to an annual limitation under Internal Revenue Code Section 382. These
Section 382 limited net operating loss carryforwards expire in varying amounts from 2006-2009. The total Section 382 limited net operating loss carryforward that may be utilized prior to expiration is estimated at $53.9 million. The Company also has approximately $22.3 million of net operating loss carryforwards in various foreign jurisdictions. A valuation allowance has been established against $20.7 million of these foreign net operating losses due to the uncertainty of utilization prior to expiration.

   The major component of the Company's $7.7 million of tax credit carryforwards is $6.5 million of U.S. alternative minimum tax credits, which have no expiration date. $3.1 million of these alternative minimum tax credit carryforwards are also subject to Section 382 limitations. Undistributed earnings of foreign subsidiaries that are considered to be reinvested indefinitely are approximately $77 million.

15. Pension Plans

   General Cable provides retirement benefits through contributory and noncontributory pension plans for the majority of its regular full-time employees. Pension expense under the defined contribution plans sponsored by General Cable in the United States equaled four percent of each eligible employee's covered compensation. In addition, General Cable sponsors employee savings plans under which General Cable may match a specified portion of contributions made by eligible employees.

   Benefits provided under defined benefit pension plans sponsored by General Cable are generally based on years of service multiplied by a specific fixed dollar amount. Contributions to these pension plans are based on generally accepted actuarial methods, which may differ from the methods used to determine pension expense. The amounts funded for any plan year are neither less than the minimum required under federal law nor more than the maximum amount deductible for federal income tax purposes. Pension plan assets consist of various fixed-income investments and equity securities.

   Net pension expense included the following components (in millions):

                                                                                                           Year Ended December 31,
                                                                                                          -------------------------
                                                                                                            2002      2001     2000
                                                                                                          ------    ------   ------
Service cost..........................................................................................    $  2.1    $  2.6   $  2.8
Interest cost.........................................................................................       9.1       8.4      8.7
Expected return on plan assets........................................................................     (10.2)    (10.9)   (11.1)
Net amortization and deferral.........................................................................       1.0       0.7      0.8
                                                                                                          ------    ------   ------
   Net defined benefit pension expense................................................................       2.0       0.8      1.2
Net defined contribution pension expense..............................................................       5.7       7.2      6.9
                                                                                                          ------    ------   ------
   Total pension expense..............................................................................    $  7.7    $  8.0   $  8.1
                                                                                                          ======    ======   ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

15. Pension Plans -- (Continued)

The changes in the benefit obligation and plan assets, the funded status of the plan and the amounts recognized in the Consolidated Balance Sheets at December 31, 2002 and 2001 were as follows (in millions):

                                                                       2002     2001
                                                                      ------   ------
     Changes in Benefit Obligation:
      Beginning benefit obligation ...............................    $124.1   $122.1
      Acquisitions (divestitures) ................................       6.3     (2.4)
      Service cost ...............................................       2.1      2.6
      Interest cost ..............................................       9.1      8.4
      Curtailment gain ...........................................      (1.9)    (1.3)
      Special termination benefits ...............................       0.1      1.1
      Benefits paid ..............................................     (12.3)   (10.8)
      Amendments .................................................       0.1      2.3
      Assumption change ..........................................      10.3      4.8
      Actuarial (gain) loss ......................................       3.1     (2.7)
                                                                      ------   ------
        Ending benefit obligation.................................    $141.0   $124.1
                                                                      ======   ======

     Changes in Plan Assets:
      Beginning fair value of plan assets ........................    $111.9   $116.6
      Acquisitions (divestitures) ................................       6.9     (2.4)
      Actual return (loss) on plan assets ........................     (20.6)     5.9
      Company contributions ......................................       3.0      2.6
      Benefits paid ..............................................     (12.3)   (10.8)
                                                                      ------   ------
        Ending fair value of plan assets..........................    $ 88.9   $111.9
                                                                      ======   ======

     Reconciliation of Funded Status:
      Funded status of the plan ..................................    $(52.1)  $(12.2)
      Unrecognized net transition obligation .....................       0.5      0.5
      Unrecognized actuarial (gain) loss .........................      49.3      7.6
      Unrecognized prior service cost ............................      10.1     11.3
                                                                      ------   ------
        Prepaid pension cost......................................    $  7.8   $  7.2
                                                                      ======   ======

     Amounts Recognized in Consolidated Balance Sheet:
      Prepaid pension cost .......................................    $  0.6   $ 11.5
      Accrued pension liability ..................................     (44.6)   (10.9)
      Intangible asset ...........................................       5.1      4.3
      Accumulated other comprehensive income .....................      46.7      2.3
                                                                      ------   ------
        Net amount recognized.....................................    $  7.8   $  7.2
                                                                      ======   ======

   The curtailment gain and special termination benefits in 2002 and 2001 were the result of closing and selling certain manufacturing locations. The divestitures in 2001 are related to the sale of the Pyrotenax business to Tyco International, Ltd. In 2002, the acquisition amounts are related to the recording of pension obligations for individuals located in the United Kingdom. These pension obligations were expected to transfer to Tyco International, Ltd. after completion of the Pyrotenax sale, however, these individuals either retired during the pension obligation valuation period or elected to stay in the General Cable United Kingdom based defined benefit pension plan.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

15. Pension Plans -- (Continued)

   The weighted average rate assumptions used in determining pension costs and the benefit obligations were:

                                                                                                           2002    2001   2000
                                                                                                           ----    ----   ----
     Discount rate.....................................................................................     6.5%   7.25%  7.75%
     Expected rate of increase in future compensation levels...........................................     4.0%    4.0%   4.5%
     Long-term rate of return on plan assets...........................................................     9.0%    9.5%   9.5%

   The projected benefit obligation and accumulated benefit obligation for the pension plans with accumulated benefit obligations in excess of plan assets were $136.5 million and $129.9 million at December 31, 2002, and $15.6 million and $11.9 million at December 31, 2001.

16. Post-Retirement Benefits Other Than Pensions

   General Cable has post-retirement benefit plans that provide medical and life insurance for certain retirees and eligible dependents. General Cable funds the plans as claims or insurance premiums are incurred. Net post-retirement benefit expense (income) included the following components (in millions):

                                                                                                             Year Ended December 31,
                                                                                                             -----------------------
                                                                                                              2002    2001     2000
                                                                                                             -----    -----   -----
Service cost.............................................................................................    $ 0.3    $ 0.3   $ 0.3
Interest cost............................................................................................      0.7      0.7     0.7
Amortization of prior service cost.......................................................................     (0.7)    (0.8)   (0.8)
Curtailment loss (gain)..................................................................................      0.2     (0.4)   (1.2)
                                                                                                             -----    -----   -----
   Net post-retirement benefit expense (income)..........................................................    $ 0.5    $(0.2)  $(1.0)
                                                                                                             =====    =====   =====

   The curtailment loss (gain) was the result of closing certain manufacturing locations in 2002 and 2001 and the result of the elimination of certain retiree benefits in 2000.

   The change in the accrued post-retirement benefit liability was as follows (in millions):

                                                                        2002     2001
                                                                        -----   -----
     Beginning benefit obligation balance ..........................    $11.4   $12.8
     Divestiture ...................................................       --    (0.4)
     Net periodic benefit expense (income) .........................      0.5    (0.2)
     Benefits paid .................................................     (1.1)   (0.8)
                                                                        -----   -----
     Ending benefit obligation balance .............................    $10.8   $11.4
                                                                        =====   =====

   The discount rate used in determining the accumulated post-retirement benefit obligation was 6.5% for the year ended December 31, 2002, 7.25% for the year ended December 31, 2001 and 7.75% for the year ended December 31, 2000. The assumed health-care cost trend rate used in measuring the accumulated post-retirement benefit obligation was 9.0%, decreasing gradually to 4.75% in year 2008 and thereafter. Changing the assumed health-care cost trend rate by 1% would result in a change in the accumulated post-retirement benefit obligation of $0.7 million for 2002. The effect of this change would affect net post-retirement benefit expense by $0.1 million.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

17. Equity Compensation Plans

   The following table sets forth information about General Cable's equity compensation plans as of December 31, 2002 (in thousands, except per share price):

                                                                                                            Number of Securities
                                                                    Number of                              Remaining Available for
                                                                Securities to be      Weighted-Average      Future Issuance Under
                                                              Issued Upon Exercise     Exercise Price     Equity Compensation Plans
                                                                 of Outstanding        of Outstanding       (Excluding Securities
                                                                     Options              Options        Reflected in First Column)
                                                              --------------------    ----------------   --------------------------
Shareholder approved plans:
  1997 Stock Incentive Plan (a)...........................            1,977                $14.76                   1,107
Non-shareholder approved plans:
  2000 Stock Option Plan..................................              766                 10.45                     676
                                                                      -----                ------                   -----
Total.....................................................            2,743                $13.55                   1,783
                                                                      =====                ======                   =====

---------------
(a) Excludes matching restricted stock units (MRSU) and restricted stock of 214,707 and 1,024,000, respectively, awarded through December 31, 2002.

   The 1997 Stock Incentive Plan authorizes a maximum of 4,725,000 shares, options or units of Common Stock to be granted. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices, which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment. Restrictions on the majority of shares awarded to employees under the plan expire ratably over a three-year period or expire after six years from the date of grant. Restricted stock units were awarded to employees in November 1998 as part of a Stock Loan Incentive Plan. See further discussion in Note 19.

   The 2000 Stock Option Plan as amended authorizes a maximum of 1,500,000 non-incentive options to be granted. No other forms of award are authorized under this plan. Stock options are granted to employees selected by the Compensation Committee of the Board or the Chief Executive Officer at prices, which are not less than the closing market price on the date of grant. The Compensation Committee (or Chief Executive Officer) has authority to set all the terms of each grant. The majority of the options granted under the plan expire in 10 years and become fully exercisable ratably over three years of continued employment or become fully exercisable after three years of continued employment.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

18. Stock Options

   General Cable applies Accounting Principles Board Opinion No. 25 and related Interpretations in accounting for stock options issued under its 1997 Stock Incentive Plan and its 2000 Stock Option Plan. Accordingly, no compensation cost has been recognized for stock option grants under the plans. If compensation cost for General Cable's stock option grants had been determined based on the fair value at the grant dates for awards under the plans consistent with the method of SFAS No. 123, the proforma net loss would have been as follows (in millions except per share amounts):

                                                                                                           Year Ended December 31,
                                                                                                          -------------------------
                                                                                                           2002      2001     2000
                                                                                                          ------    ------   ------
Net loss, as reported.................................................................................    $(24.0)   $ (2.0)  $(26.4)
Deduct: Total stock-based employee compensation expense determined under fair value based method for
  all awards, net of related tax effects..............................................................      (2.4)     (5.7)    (4.9)
                                                                                                          ------    ------   ------
Pro forma net loss....................................................................................    $(26.4)   $ (7.7)  $(31.3)
                                                                                                          ======    ======   ======
 Loss per share:
    Basic -- as reported..............................................................................    $(0.73)   $(0.06)  $(0.79)
    Basic -- pro forma................................................................................    $(0.80)   $(0.23)  $(0.93)
    Diluted -- as reported............................................................................    $(0.73)   $(0.06)  $(0.79)
    Diluted -- pro forma..............................................................................    $(0.80)   $(0.23)  $(0.93)

   These proforma amounts may not be representative of future disclosures because the estimated fair value of stock options is amortized to expense over the vesting period, and additional options may be granted in future years. In determining the proforma amounts above, the fair value of each option was estimated on the date of grant using the Black-Scholes option-pricing model with the following weighted-average assumptions:

                                                                                                 2002          2001         2000
                                                                                              ----------    ----------   ----------
Risk-free interest rate...................................................................           3.2%          5.1%         6.3%
Expected dividend yield...................................................................           1.5%          3.0%         3.0%
Expected option life......................................................................     6.5 years     6.5 years    6.5 years
Expected stock price volatility...........................................................          95.7%         66.1%        69.5%
Weighted average fair value of options granted............................................    $     9.58    $     6.09   $     4.92

   A summary of option information for the years ended December 31, 2002, 2001 and 2000 follows (options in thousands):

                                                                             Weighted
                                                                              Average
                                                                 Options     Exercise
                                                               Outstanding     Price
                                                               -----------   --------
     Balance at December 31, 1999 .........................       2,567       $16.75
      Granted .............................................         885         9.00
      Forfeited ...........................................        (248)       15.03
                                                                  -----       ------
     Balance at December 31, 2000 .........................       3,204        14.74
      Granted .............................................         623         7.83
      Exercised ...........................................        (184)       11.34
      Forfeited ...........................................        (419)       13.22
                                                                  -----       ------
     Balance at December 31, 2001 .........................       3,224        13.75
      Granted .............................................         641        13.39
      Exercised ...........................................        (265)        8.99
      Forfeited ...........................................        (857)       15.47
                                                                  -----       ------
     Balance at December 31, 2002 .........................       2,743       $13.55
                                                                  =====       ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

18. Stock Options -- (Continued)

   The following table summarizes information about stock options outstanding at December 31, 2002 (options in thousands):

                                                                                       Weighted
                                                                                        Average
                                                                       Weighted        Remaining                      Weighted
                     Range of                          Options         Average        Contractual     Options         Average
                   Option Prices                     Outstanding    Exercise Price       Life       Exercisable    Exercise Price
                   -------------                     -----------    --------------    -----------   -----------    --------------
                     $ 7 - $14                          2,126           $11.50            6.9          1,020           $11.96
                     $14 - $21                            175           $14.31            6.6            163           $14.17
                     $21 - $28                            443           $23.11            5.6            429           $23.08

   As of December 31, 2002, 2001 and 2000, there were 1,612,000, 2,120,000 and
1,706,000 exercisable stock options, respectively.

19. Shareholders' Equity

   General Cable is authorized to issue 75 million shares of common stock and 25 million shares of preferred stock.

   The table below summarizes information about restricted stock awarded during the following years:

                                                                      2001      2000
                                                                    --------   ------
     Number of shares awarded ..................................     357,500    9,257
     Fair value of shares at date issued (in millions) .........    $    2.7   $  0.1

   There was no restricted stock awarded during 2002.

   During the first quarter of 2001, 355,500 shares of restricted common stock with performance accelerated vesting features were awarded to certain senior executives under the Company's 1997 Stock Incentive Plan as amended (the "Plan"). Under the terms of the Plan, the Company can award restricted common stock to executives and key employees with such features. The restricted shares vest six years from the date of grant unless certain performance criteria are met. The performance measure used to determine vesting is the Company's stock price. The stock price targets must be sustained for 20 business days in order to trigger accelerated vesting. During the second quarter of 2001, as a result of the achievement of performance criteria, restrictions on 50% of the stock expired and the Company recognized accelerated amortization of $1.2 million.

   Restrictions on the majority of the shares issued during 2000 will expire ratably over a three-year period. Amortization of all outstanding restricted stock awards was $0.1 million, $2.1 million and $2.0 million during 2002, 2001 and 2000, respectively.

   In November 1998, General Cable entered into a Stock Loan Incentive Plan
(SLIP) with executive officers and key employees. Under the SLIP, the Company loaned $6.0 million to facilitate open market purchases of General Cable Common Stock. The loans are evidenced by notes that bear interest at 5.12% and mature in November 2003. A matching restricted stock unit (MRSU) was issued for each share of stock purchased under the SLIP. The MRSUs generally vest after five years of continuous employment. If the vesting requirements are met, one share of General Cable Common Stock will be issued in exchange for each MRSU. The fair value of the MRSUs at the grant date of $6.0 million, adjusted for subsequent forfeitures, is being amortized to expense over the five-year vesting period. There are 214,707 MRSUs outstanding as of December 31, 2002. Amortization expense related to the MRSUs was $0.9 million, $0.2 million and $1.1 million during 2002, 2001 and 2000 respectively.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

19. Shareholders' Equity -- (Continued)

   The components of accumulated other comprehensive income (loss) consisted of the following (in millions):

                                                                       December 31,
                                                                      ---------------
                                                                       2002     2001
                                                                      ------   ------
     Foreign currency translation adjustment .....................    $ (9.5)  $(20.7)
     Pension adjustments, net of tax .............................     (30.6)    (1.4)
     Change in fair value of derivatives, net of tax .............      (4.2)    (3.7)
     Unrealized investment (losses) gains ........................      (0.3)     0.1
                                                                      ------   ------
                                                                      $(44.6)  $(25.7)
                                                                      ======   ======

20. Earnings (Loss) Per Common Share of Continuing Operations

   A reconciliation of the numerator and denominator of earnings (loss) per common share of continuing operations to earnings (loss) per common share of continuing operations assuming dilution for the years ended December 31, is as follows (in millions):

                                                                                                            2002     2001     2000
                                                                                                           ------    -----   ------
Earnings (loss) from continuing operations per common share:
 Income (loss) from continuing operations (1)..........................................................    $(18.1)   $37.5   $(18.7)
 Weighted average shares outstanding (2)...............................................................      33.0     32.8     33.6
Earnings (loss) from continuing operations per common share............................................    $(0.55)   $1.14   $(0.56)
Earnings (loss) from continuing operations per common share -- assuming dilution:
 Income (loss) from continuing operations (1)..........................................................    $(18.1)   $37.5   $(18.7)
 Weighted average shares outstanding...................................................................      33.0     32.8     33.6
 Dilutive effect of stock options and restricted stock units                                                   --      0.3       --
                                                                                                           ------    -----   ------
 Total shares (2)......................................................................................      33.0     33.1     33.6
Earnings (loss) from continuing operations per common share -- assuming dilution.......................    $(0.55)   $1.13   $(0.56)

---------------
(1) Numerator
(2) Denominator

   The earnings (loss) per common share -- assuming dilution computation excludes the impact of 2.7 million, 3.0 million and 2.3 million stock options and restricted stock units in 2002, 2001 and 2000, respectively, because their impact was anti-dilutive.

21. Segment Information

   General Cable has three reportable operating segments: the Energy Group, the Industrial & Specialty Group and the Communications Group. These segments are strategic business units organized around three product categories that follow management's internal organization structure. Beginning in the third quarter of 2001, the Company has reported the Building Wire and Cordsets segment as discontinued operations for financial reporting purposes.

   The Energy Group manufactures and sells wire and cable products that include low-, medium- and high-voltage power distribution and power transmission products. The Industrial & Specialty Group manufactures and sells wire and cable products that conduct electrical current for industrial and commercial power and control applications. The Communications Group manufactures and sells wire and cable products that transmit low-voltage signals for voice, data, video and control applications.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

21. Segment Information -- (Continued)

   Segment net sales represent sales to external customers. Segment operating income represents profit from continuing operations before interest income, interest expense, other financial costs or income taxes. The operating loss included in corporate for 2002 consisted of $21.2 million related to the closure of two manufacturing plants, a $1.7 million loss on the sale of a non-strategic United Kingdom-based specialty cables business, a $3.6 million charge to reduce to fair value certain assets contributed to the Company's Fiber Optic joint venture, and $6.9 million for severance and related costs for headcount reductions of approximately 140 employees worldwide. The operating loss in corporate for 2001 consisted of a pre-tax gain of $7.0 million related to the divestiture of assets to Pirelli, a pre-tax gain of $23.8 million from the sale of the Pyrotenax business, $4.8 million for the closure of a manufacturing plant, $16.5 million in severance and related charges for a plan to reduce headcount throughout its worldwide operations by approximately 100 employees, $5.5 million loss related to the sale of a non-strategic business which designs and manufactures extrusion tooling and accessories, $7.0 million related to the disposal of inventory as part of the Company's optimization of its distribution network and $0.8 million for certain other costs. The corporate operating loss for 2000 represents the loss on the sale of certain businesses to Pirelli. See further discussion of corporate charges in Note 4. Depreciation on corporate property has been allocated to the operating segments. The accounting policies of the operating segments are the same as those described in the summary of significant accounting policies (see Note 2). The Company has recorded the operating items discussed in Note 4 in the Corporate Segment rather than reflect such items in the Energy, Industrial & Specialty or Communications Segments operating income. These items are reported in the Corporate Segment because they are not considered in the operating performance evaluation of the Energy, Industrial & Specialty or Communications Segment by the Company's chief operating decision-maker, its Chief Executive Officer.

   Corporate assets included cash, deferred income taxes, property, certain prepaid expenses and other current and non-current assets as well as the identifiable assets of the discontinued operations. Capital expenditures and depreciation expense included in the corporate column represent the discontinued operations.

   Summarized financial information for the Company's operating segments for the years ended December 31, is as follows (in millions). Certain reclassifications have been made to the prior year to conform to the current year segment presentation.

                                                                    Energy   Industrial &    Communications
                                                                    Group      Specialty          Group        Corporate     Total
                                                                    ------   ------------    --------------    ---------   --------
Net Sales:
   2002.........................................................    $516.0      $499.4           $438.5         $   --     $1,453.9
   2001.........................................................     521.8       537.6            592.0             --      1,651.4
   2000.........................................................     733.6       796.7            631.8             --      2,162.1
Operating Income:
   2002.........................................................      36.9         9.7              2.5          (33.4)        15.7
   2001.........................................................      35.3        24.3             48.5           (3.8)       104.3
   2000.........................................................     (24.4)       29.7             59.8          (31.0)        34.1
Identifiable Assets:
   2002.........................................................     229.1       289.9            318.3          136.0        973.3
   2001.........................................................     210.3       287.7            370.6          136.7      1,005.3
   2000.........................................................     183.6       374.4            340.1          421.1      1,319.2
Capital Expenditures:
   2002.........................................................       9.9        13.4              8.1             --         31.4
   2001.........................................................      17.0        12.1             24.0            1.8         54.9
   2000.........................................................      27.3        12.0             13.0            3.7         56.0
Depreciation Expense:
   2002.........................................................       3.8         8.5             15.8             --         28.1
   2001.........................................................       3.5         7.5             15.1            5.6         31.7
   2000.........................................................      17.7         9.4             17.1            7.8         52.0

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

21. Segment Information -- (Continued)

   The following table presents revenues by geographic region based on the location of the use of the product or services for the years ended December 31 (in millions):

                                                                                                 2002        2001       2000
                                                                                               --------    --------   --------
     United States.........................................................................    $1,023.3    $1,146.9   $1,287.2
     Europe................................................................................       314.7       321.2      615.4
     Rest of World.........................................................................       115.9       183.3      259.5
                                                                                               --------    --------   --------
                                                                                               $1,453.9    $1,651.4   $2,162.1
                                                                                               ========    ========   ========

   The following table presents property, plant and equipment by geographic region based on the location of the asset as of December 31 (in millions):

                                                                                                 2002        2001       2000
                                                                                                ------      ------     ------
     United States..........................................................................    $220.3      $245.5     $279.9
     Europe.................................................................................      66.8        44.8       45.0
     Rest of World..........................................................................      36.2        30.6       54.5
                                                                                                ------      ------     ------
                                                                                                $323.3      $320.9     $379.4
                                                                                                ======      ======     ======

22. Commitments and Contingencies

   Certain present and former operating sites, or portions thereof, currently or previously owned or leased by current or former operating units of General Cable are the subject of investigations, monitoring or remediation under the United States Federal Comprehensive Environmental Response, Compensation and Liability Act (CERCLA or Superfund), the Federal Resource Conservation and Recovery Act or comparable state statutes or agreements with third parties. These proceedings are in various stages ranging from initial investigations to active settlement negotiations to implementation of the cleanup or remediation of sites.

   Certain present and former operating units of General Cable in the United States have been named as potentially responsible parties (PRPs) at several off-site disposal sites under CERCLA or comparable state statutes in federal court proceedings. In each of these matters, the operating unit of General Cable is working with the governmental agencies involved and other PRPs to address environmental claims in a responsible and appropriate manner.

   At December 31, 2002 and 2001, General Cable had an accrued liability of approximately $4.6 million and $4.8 million, respectively, for various environmental-related liabilities of which General Cable is aware. American Premier Underwriters Inc., a former parent of General Cable, agreed to indemnify General Cable against all environmental-related liabilities arising out of General Cable's or its predecessors' ownership or operation of the Indiana Steel & Wire Company and Marathon Manufacturing Holdings, Inc. businesses (which were divested by General Cable), without limitation as to time or amount. American Premier also agreed to indemnify General Cable against 66 2/3% of all other environmental-related liabilities arising out of General Cable's or its predecessors' ownership or operation of other properties and assets in excess of $10 million but not in excess of $33 million which were identified during the seven-year period ended June 2001. Indemnifiable environmental liabilities through June 2001 were substantially below that threshold. While it is difficult to estimate future environmental-related liabilities accurately, General Cable does not currently anticipate any material adverse impact on its results of operations, financial position or cash flows as a result of compliance with federal, state, local or foreign environmental laws or regulations or cleanup costs of the sites discussed above.

   As part of the Acquisition, BICC plc agreed to indemnify General Cable against environmental liabilities existing at the date of the closing of the purchase of the business. The indemnity is for an eight-year period ending in 2007 while General Cable operates the businesses subject to certain sharing of losses (with BICC

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

22. Commitments and Contingencies -- (Continued)

plc covering 95% of losses in the first three years, 80% in years four and five and 60% in the remaining three years). The indemnity is also subject to the overall indemnity limit of $150 million, which applies to all warranty and indemnity claims in the transaction. In addition, BICC plc assumed responsibility for cleanup of certain specific conditions at several sites operated by General Cable and cleanup is mostly complete at those sites. In the sale of the European businesses to Pirelli in August 2000, the Company generally indemnified Pirelli against any environmental-related liabilities on the same basis as BICC plc indemnified the Company in the earlier Acquisition. However, the indemnity the Company received from BICC plc related to the European businesses sold to Pirelli terminated upon the sale of those businesses to Pirelli. At this time, there are no claims outstanding under the general indemnity provided by BICC plc.

   General Cable has also agreed to indemnify Southwire Company against certain environmental liabilities arising out of the operation of the business it sold to Southwire prior to its sale.

   In addition, Company subsidiaries have been named as defendants in lawsuits alleging exposure to asbestos in products manufactured by the Company. At December 31, 2002, there were approximately 11,400 non-maritime claims and 33,000 maritime asbestos claims outstanding. During 2002, some 300 new non-maritime claims and 550 maritime claims were filed; 35 non-maritime claims and no maritime claims were dismissed, settled or otherwise disposed of in that period. At December 31, 2002 and 2001, General Cable had accrued approximately $1.3 million and $1.2 million, respectively, for these lawsuits.

   The Company does not believe that the outcome of the litigation will have a material adverse effect on its results of operations, financial position or cash flows.

   General Cable is also involved in various routine legal proceedings and administrative actions. Such proceedings and actions should not, individually or in the aggregate, have a material adverse effect on its result of operations, cash flows or financial position.

   As part of the October 2002 amendment to its credit facility, a contingent payment to the lenders was established of approximately $5.5 million if the total facility commitments are not reduced by at least $100 million by December 15, 2003. The Company is actively pursuing other financing arrangements in excess of the $100 million target in addition to generating cash from operations in 2003 and currently believes this contingent payment will not be required.

   General Cable has entered into various operating lease agreements related principally to certain administrative, manufacturing and distribution facilities and transportation equipment. Future minimum rental payments required under non-cancelable lease agreements at December 31, 2002 were as follows: 2003 - $10.6 million, 2004 - $7.9 million, 2005 - $5.0 million, 2006
- $4.0 million and 2007 - $1.3 million. Rental expense recorded under operating leases was $10.3 million, $16.2 million and $9.2 million for the years ended December 31, 2002, 2001 and 2000, respectively.

23. Related Party Transactions

   During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company, which was then contributed to the joint venture in exchange for a $10.2 million note receivable, which resulted in a $5.6 million, deferred gain on the transaction. The Company will recognize the gain as the note is repaid. General Cable owns 49% of the joint venture company.

   The joint venture company manufactures and sells to General Cable all of the fiber optic cable products that General Cable sells to its customers. During 2002, General Cable purchased approximately $12.2 million from the joint venture company. At December 31, 2002, General Cable had a $3.0 million payable to the joint venture company for these purchases.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

23. Related Party Transactions -- (Continued)

   General Cable sells fiber, a primary raw material used by the joint venture Company, to the joint venture company. During 2002, General Cable sold approximately $6.8 million to the joint venture company. At December 31, 2002, General Cable had a receivable of $2.6 million from the joint venture company for these transactions.

   For the year ended December 31, 2002, the joint venture company had sales of $12.3 million and an operating loss and net loss of $(1.2) million. At
December 31, 2002, the joint venture company had total assets of $12.9 million, total liabilities of $5.1 million and total equity of $7.8 million.

24. Quarterly Operating Results (Unaudited)

   The interim financial information is unaudited. In the opinion of management, the interim financial information reflects all adjustments necessary for a fair presentation of quarterly financial information. Quarterly results have been influenced by seasonal factors inherent in General Cable's businesses. The sum of the quarter's earnings (loss) per share amounts may not add to full year earnings per share because each quarter is calculated independently. Summarized historical quarterly financial data for 2002 and 2001 are set forth below (in millions, except per share data):

                                                                                             First      Second     Third     Fourth
                                                                                            Quarter    Quarter    Quarter   Quarter
                                                                                            -------    -------    -------   -------
2002
----
Net sales ...............................................................................    $361.4     $393.7    $347.4     $351.4
Gross profit ............................................................................      48.1       44.7      37.6       36.2
Income (loss) from continuing operations ................................................       4.9      (11.8)     (4.0)      (7.2)
Loss on disposal of discontinued operations (net of tax) ................................        --       (3.9)       --       (2.0)
Net income (loss) .......................................................................       4.9      (15.7)     (4.0)      (9.2)

EPS of Continuing Operations
----------------------------
Earning (loss) per common share .........................................................    $ 0.15     $(0.36)   $(0.12)    $(0.22)
Earnings (loss) dilution per common share--assuming dilution ............................    $ 0.15     $(0.36)   $(0.12)    $(0.22)

EPS of Discontinued Operations
------------------------------
Loss per common share ...................................................................        --     $(0.12)       --     $(0.06)
Loss per common share--assuming dilution ................................................        --     $(0.12)       --     $(0.06)

EPS of Total Company
--------------------
Earnings (loss) per common share ........................................................    $ 0.15     $(0.48)   $(0.12)    $(0.28)
Earnings (loss) per common share--assuming dilution .....................................    $ 0.15     $(0.48)   $(0.12)    $(0.28)

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

24. Quarterly Operating Results (Unaudited) -- (Continued)

                                                                                             First      Second     Third     Fourth
                                                                                            Quarter    Quarter    Quarter   Quarter
                                                                                            -------    -------    -------   -------
2001
----
Net sales ...............................................................................    $451.7     $449.9    $389.5     $360.3
Gross profit ............................................................................      70.7       73.5      52.3       44.2
Other income ............................................................................        --        8.1        --         --
Income from continuing operations .......................................................      14.9       17.8       1.4        3.4
Loss from operations of discontinued businesses (net of tax) ............................      (3.4)      (2.6)     (0.8)        --
Loss on disposal of discontinued operations (net of tax) ................................        --         --     (32.7)        --
Net income (loss) .......................................................................      11.5       15.2     (32.1)       3.4

EPS of Continuing Operations
----------------------------
Earnings per common share ...............................................................   $  0.46    $  0.55    $ 0.04    $  0.10
Earnings dilution per common share--assuming dilution ...................................   $  0.46    $  0.54    $ 0.04    $  0.10

EPS of Discontinued Operations
------------------------------
Loss per common share ...................................................................   $ (0.11)   $ (0.08)   $(1.02)        --
Loss per common share--assuming Dilution ................................................   $ (0.11)   $ (0.08)   $(1.02)        --

EPS of Total Company
--------------------
Earnings (loss) per common share ........................................................   $  0.35    $  0.47    $(0.98)   $  0.10
Earnings (loss) per common share--assuming dilution .....................................   $  0.35    $  0.46    $(0.98)   $  0.10

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information

   General Cable Corporation (the Issuer) intends to issue and sell
$275.0 million of Senior Notes due 2010. General Cable Corporation and its material North American wholly-owned subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the Senior Notes. The following consolidating financial information presents information about the Issuer, guarantor subsidiaries and non-guarantor subsidiaries. Initially, all of the Company's subsidiaries will be "restricted subsidiaries" for purposes of the Senior Notes. Investments in subsidiaries are accounted for on the equity basis. Intercompany transactions are eliminated.


              Supplemental Consolidating Statements of Operations
                                 (in millions)

                                                                                     Year Ended December 31, 2002
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Net sales:
 Customers....................................................    $   --     $1,077.2          $376.7          $   --      $1,453.9
 Intercompany.................................................      25.6           --              --           (25.6)           --
                                                                  ------     --------          ------          ------      --------
                                                                    25.6      1,077.2           376.7           (25.6)      1,453.9
Cost of sales.................................................        --        998.1           314.8           (25.6)      1,287.3
                                                                  ------     --------          ------          ------      --------
Gross profit..................................................      25.6         79.1            61.9              --         166.6
Selling, general and administrative expenses..................      20.7        102.4            27.8              --         150.9
                                                                  ------     --------          ------          ------      --------
Operating income (loss).......................................       4.9        (23.3)           34.1              --          15.7
Interest income (expense):
 Interest expense.............................................     (37.4)       (66.1)           (5.9)           65.9         (43.5)
 Interest income..............................................      44.4         20.8             1.6           (65.9)          0.9
 Other financial costs........................................      (1.1)          --              --              --          (1.1)
                                                                  ------     --------          ------          ------      --------
                                                                     5.9        (45.3)           (4.3)             --         (43.7)
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations before income taxes..      10.8        (68.6)           29.8              --         (28.0)
Income tax (provision) benefit................................      (3.8)        24.3           (10.6)             --           9.9
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations......................       7.0        (44.3)           19.2              --         (18.1)
Loss on disposal of discontinued operations (net of tax)......        --         (5.9)             --              --          (5.9)
                                                                  ------     --------          ------          ------      --------
   Net income (loss)..........................................    $  7.0     $  (50.2)         $ 19.2          $   --      $  (24.0)
                                                                  ======     ========          ======          ======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                                                                                     Year Ended December 31, 2001
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Net sales:
 Customers....................................................    $   --     $1,245.3          $406.1          $   --      $1,651.4
 Intercompany.................................................      39.0           --              --           (39.0)           --
                                                                  ------     --------          ------          ------      --------
                                                                    39.0      1,245.3           406.1           (39.0)      1,651.4
Cost of sales.................................................        --      1,110.9           338.8           (39.0)      1,410.7
                                                                  ------     --------          ------          ------      --------
Gross profit..................................................      39.0        134.4            67.3              --         240.7
Selling, general and administrative expenses..................      35.4         67.1            33.9              --         136.4
                                                                  ------     --------          ------          ------      --------
Operating income..............................................       3.6         67.3            33.4              --         104.3
Other income..................................................        --           --             8.1              --           8.1
Interest income (expense):
 Interest expense.............................................     (47.0)       (53.8)          (10.7)           65.9         (45.6)
 Interest income..............................................      59.3          7.4             0.9           (65.9)          1.7
 Other financial costs........................................      (6.2)        (4.2)             --              --         (10.4)
                                                                  ------     --------          ------          ------      --------
                                                                     6.1        (50.6)           (9.8)             --         (54.3)
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations before income taxes..       9.7        (16.7)           31.7              --          58.1
Income tax (provision) benefit................................      (3.4)        (5.9)          (11.3)             --         (20.6)
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations......................       6.3         10.8            20.4              --          37.5
Loss from operations of discontinued operations (net of tax)..        --         (6.8)             --              --          (6.8)
Loss on disposal of discontinued operations (net of tax)......        --        (32.7)             --              --         (32.7)
                                                                  ------     --------          ------          ------      --------
   Net income (loss)..........................................    $  6.3     $  (28.7)         $ 20.4          $   --      $   (2.0)
                                                                  ======     ========          ======          ======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

              Supplemental Consolidating Statements of Operations
                                 (in millions)

                                                                                     Year Ended December 31, 2000
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Net Sales:
 Customers....................................................    $   --     $1,367.6          $794.5          $   --      $2,162.1
 Intercompany.................................................      39.9           --            26.5           (66.4)           --
                                                                  ------     --------          ------          ------      --------
                                                                    39.9      1,367.6           821.0           (66.4)      2,162.1
Cost of sales.................................................        --      1,190.2           746.6           (66.4)      1,870.4
                                                                  ------     --------          ------          ------      --------
Gross profit..................................................      39.9        177.4            74.4              --         291.7
Selling, general and administrative expenses..................      36.3        118.9           102.4              --         257.6
                                                                  ------     --------          ------          ------      --------
Operating income..............................................       3.6         58.5           (28.0)             --          34.1
Interest income (expense):
 Interest expense.............................................     (53.4)       (71.7)          (15.5)           78.3         (62.3)
 Interest income..............................................      68.3         11.4             1.1           (78.3)          2.5
 Other financial costs........................................      (3.3)          --              --              --          (3.3)
                                                                  ------     --------          ------          ------      --------
                                                                    11.6        (60.3)          (14.4)             --         (63.1)
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations before income taxes..      15.2         (1.8)          (42.4)             --         (29.0)
Income tax (provision) benefit................................      (5.4)         0.6            15.1              --          10.3
                                                                  ------     --------          ------          ------      --------
Income (loss) from continuing operations......................       9.8         (1.2)          (27.3)             --         (18.7)
Loss from operations of discontinued Operations (net of tax)..        --         (7.7)             --              --          (7.7)
                                                                  ------     --------          ------          ------      --------
 Net income (loss)............................................    $  9.8     $   (8.9)         $(27.3)         $   --      $  (26.4)
                                                                  ======     ========          ======          ======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                   Supplemental Consolidating Balance Sheets
                                 (in millions)

                                                                                           December 31, 2002
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Assets
Current assets:
 Cash...........................................................    $   --     $    8.1          $ 21.0         $    --      $ 29.1
 Receivables, net of allowances.................................        --          7.4            98.5              --       105.9
 Retained interest in accounts receivable.......................        --         84.8              --              --        84.8
 Inventories....................................................        --        149.5           108.8              --       258.3
 Deferred income taxes..........................................        --         12.2              --              --        12.2
 Prepaid expenses and other.....................................       1.3         40.4             0.9              --        42.6
                                                                    ------     --------          ------         -------      ------
   Total current assets.........................................       1.3        302.4           229.2              --       532.9
 Property, plant and equipment, net.............................       0.5        249.9            72.9              --       323.3
 Deferred income taxes..........................................      (3.6)        78.1            (6.2)             --        68.3
 Intercompany accounts..........................................     451.8           --            24.3          (476.1)         --
 Investment in subsidiaries.....................................      33.8        345.2              --          (379.0)         --
 Other non-current assets.......................................       8.8         38.9             1.1              --        48.8
                                                                    ------     --------          ------         -------      ------
   Total assets.................................................    $492.6     $1,014.5          $321.3         $(855.1)     $973.3
                                                                    ======     ========          ======         =======      ======
Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable...............................................    $   --     $  112.2          $129.9         $    --      $242.1
 Accrued liabilities............................................       5.6         77.4            16.2              --        99.2
 Current portion of long-term debt..............................        --         13.0            27.8              --        40.8
                                                                    ------     --------          ------         -------      ------
   Total current liabilities....................................       5.6        202.6           173.9              --       382.1
Long-term debt..................................................     304.1         77.4            29.6              --       411.1
Deferred income taxes...........................................        --          1.9             0.2              --         2.1
Intercompany accounts...........................................        --        476.1              --          (476.1)         --
Other liabilities...............................................      32.9         78.2             6.0              --       117.1
                                                                    ------     --------          ------         -------      ------
   Total liabilities............................................     342.6        836.2           209.7          (476.1)      912.4
Total shareholders' equity......................................     150.0        178.3           111.6          (379.0)       60.9
                                                                    ------     --------          ------         -------      ------
Total liability and shareholders' equity........................    $492.6     $1,014.5          $321.3         $(855.1)     $973.3
                                                                    ======     ========          ======         =======      ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                                                                                          December 31, 2001
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Assets
Current assets:
 Cash.........................................................    $   --     $    6.8          $  9.8         $    --      $   16.6
 Receivables, net of allowances...............................        --         17.4            88.4              --         105.8
 Retained interest in accounts receivable.....................        --         83.1              --              --          83.1
 Inventories..................................................        --        221.8            93.6              --         315.4
 Deferred income taxes........................................        --         27.5              --              --          27.5
 Prepaid expenses and other...................................       3.2         20.0             0.7              --          23.9
                                                                  ------     --------          ------         -------      --------
   Total current assets.......................................       3.2        376.6           192.5              --         572.3
 Property, plant and equipment, net...........................       0.4        277.1            43.4              --         320.9
 Deferred income taxes........................................      (3.4)        71.0            (2.6)             --          65.0
 Intercompany accounts........................................     444.9           --            33.8          (478.7)           --
 Investment in subsidiaries...................................      33.9        345.3              --          (379.2)           --
 Other non-current assets.....................................      11.2         33.6             2.3              --          47.1
                                                                  ------     --------          ------         -------      --------
   Total assets...............................................    $490.2     $1,103.6          $269.4         $(857.9)     $1,005.3
                                                                  ======     ========          ======         =======      ========
Liabilities and Shareholders' Equity
Current liabilities:
 Accounts payable.............................................    $   --     $  137.5          $111.9         $    --      $  249.4
 Accrued liabilities..........................................       7.5         96.2             9.9              --         113.6
 Current portion of long-term debt............................        --         17.9            21.5              --          39.4
                                                                  ------     --------          ------         -------      --------
   Total current liabilities..................................       7.5        251.6           143.3              --         402.4
Long-term debt................................................     304.3         84.7            32.0              --         421.0
Deferred income taxes.........................................        --          0.7             2.2              --           2.9
Intercompany accounts.........................................        --        478.7              --          (478.7)           --
Other liabilities.............................................      32.9         30.5            10.7              --          74.1
                                                                  ------     --------          ------         -------      --------
   Total liabilities..........................................     344.7        846.2           188.2          (478.7)        900.4
Total shareholders' equity....................................     145.5        257.4            81.2          (379.2)        104.9
                                                                  ------     --------          ------         -------      --------
Total liability and shareholders' equity......................    $490.2     $1,103.6          $269.4         $(857.9)     $1,005.3
                                                                  ======     ========          ======         =======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                     Supplemental Consolidating Cash Flows
                                 (in millions)

                                                                                      Year Ended December 31, 2002
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Cash flows of operating activities:
 Net income (loss)..............................................    $ 7.0       $(50.2)          $ 19.2           $--        $(24.0)
 Adjustment to reconcile net loss to net cash provided by
   operating activities:
   Depreciation and amortization................................      1.1         29.0              0.5            --          30.6
   Deferred income taxes........................................      0.2         12.7              1.5            --          14.4
   (Gain) loss on sale of business..............................       --          1.7               --            --           1.7
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:..............................
    (Increase) decrease in receivables..........................       --          7.0              8.1            --          15.1
    (Increase) decrease in inventories..........................       --         65.8             (4.3)           --          61.5
    (Increase) decrease in other assets.........................      4.4        (13.4)             1.0            --          (8.0)
    Increase (decrease) in accounts payable, accrued and other
      liabilities...............................................     (2.8)       (19.1)           (12.1)           --         (34.0)
                                                                    -----       ------           ------           ---        ------
   Net cash flows of operating activities.......................      9.9         33.5             13.9            --          57.3
                                                                    -----       ------           ------           ---        ------
Cash flows of investing activities:
 Capital expenditures...........................................     (0.2)       (17.3)           (13.9)           --         (31.4)
 Proceeds from sale of businesses, net of cash sold.............       --          1.7               --            --           1.7
 Proceeds from properties sold..................................       --          1.2              0.4            --           1.6
 Other, net.....................................................       --         (0.5)              --            --          (0.5)
                                                                    -----       ------           ------           ---        ------
   Net cash flows of investing activities.......................     (0.2)       (14.9)           (13.5)           --         (28.6)
                                                                    -----       ------           ------           ---        ------
Cash flows of financing activities:
 Dividends paid.................................................     (5.0)          --               --            --          (5.0)
 Intercompany accounts..........................................     (6.9)        (2.6)             9.5            --            --
 Net changes in revolving credit borrowings.....................      0.5         (2.7)              --            --          (2.2)
 Net change in other debt.......................................       --          3.5              0.5            --           4.0
 Repayment of long-term debt....................................     (0.7)       (15.5)             0.8            --         (15.4)
 Proceeds from exercise of stock options........................      2.4           --               --            --           2.4
                                                                    -----       ------           ------           ---        ------
   Net cash flows of financing activities.......................     (9.7)       (17.3)            10.8            --         (16.2)
                                                                    -----       ------           ------           ---        ------
Increase (decrease) in cash.....................................       --          1.3             11.2            --          12.5
Cash - beginning of period......................................       --          6.8              9.8            --          16.6
                                                                    -----       ------           ------           ---        ------
Cash - end of period............................................    $  --       $  8.1           $ 21.0           $--        $ 29.1
                                                                    =====       ======           ======           ===        ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                     Supplemental Consolidating Cash Flows
                                 (in millions)

                                                                                     Year Ended December 31, 2001
                                                                   ----------------------------------------------------------------
                                                                              Guarantor     Non-Guarantor
                                                                   Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                   ------   ------------    -------------    ------------   -------
Cash flows of operating activities:
 Net income (loss).............................................    $  6.3      $ (28.7)         $ 20.4            --        $  (2.0)
 Adjustment to reconcile net loss to net cash provided by
  operating activities:
   Depreciation and amortization...............................       2.4         32.2             0.4            --           35.0
   Foreign currency translation adjustment.....................        --           --            (8.5)           --           (8.5)
   Deferred income taxes.......................................      (2.1)       (42.3)           27.7            --          (16.7)
   (Gain) loss on sale of business.............................        --        (18.3)             --            --          (18.3)
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
   Sale of receivables, net of transaction costs paid at
    closing....................................................        --        145.0              --            --          145.0
    (Increase) decrease in receivables.........................        --         16.9            (0.3)           --           16.6
    (Increase) decrease in inventories.........................        --         35.7             1.6            --           37.3
    (Increase) decrease in other assets........................       4.3         (3.4)            3.0            --            3.9
    Increase (decrease) in accounts payable, accrued and other
      liabilities..............................................     (11.7)       (69.7)          (27.7)           --         (109.1)
                                                                   ------      -------          ------           ---        -------
   Net cash flows of operating activities......................      (0.8)        67.4            16.6            --           83.2
                                                                   ------      -------          ------           ---        -------
Cash flows of investing activities:
 Capital expenditures..........................................        --        (41.3)          (13.6)           --          (54.9)
 Proceeds from sale of businesses, net of cash sold............        --        141.8              --            --          141.8
 Proceeds from properties sold.................................        --         (0.2)            6.9            --            6.7
 Other, net....................................................        --         (1.7)             --            --           (1.7)
                                                                   ------      -------          ------           ---        -------
   Net cash flows of investing activities......................        --         98.6            (6.7)           --           91.9
                                                                   ------      -------          ------           ---        -------
Cash flows of financing activities:
 Dividends paid................................................      (6.6)          --              --            --           (6.6)
 Intercompany accounts.........................................      43.8        (70.1)           26.3            --             --
 Net changes in revolving credit borrowings....................      36.9         (3.7)             --            --           33.2
 Net change in other debt......................................        --         (0.3)            3.5            --            3.2
 Repayment of long-term debt...................................     (73.2)       (94.8)          (41.4)           --         (209.4)
 Acquisition of treasury stock.................................      (2.2)          --              --            --           (2.2)
 Proceeds from exercise of stock options.......................       2.1           --              --                          2.1
                                                                   ------      -------          ------           ---        -------
Net cash flows of financing activities.........................       0.8       (168.9)          (11.6)           --         (179.7)
                                                                   ------      -------          ------           ---        -------
Increase (decrease) in cash....................................        --         (2.9)           (1.7)           --           (4.6)
Cash - beginning of period.....................................        --          9.7            11.5            --           21.2
                                                                   ------      -------          ------           ---        -------
Cash - end of period...........................................    $   --      $   6.8          $  9.8           $--        $  16.6
                                                                   ======      =======          ======           ===        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

25. Supplemental Guarantor Information -- (Continued)

                Supplemental Condensed Consolidating Cash Flows
                                 (in millions)

                                                                                     Year Ended December 31, 2000
                                                                   ----------------------------------------------------------------
                                                                              Guarantor     Non-Guarantor
                                                                   Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                   ------   ------------    -------------    ------------   -------
Cash flows of operating activities:
 Net income (loss).............................................    $  9.8      $  (8.9)         $(27.3)           --        $ (26.4)
 Adjustment to reconcile net loss to net cash provided by
  operating activities:
   Depreciation and amortization...............................       3.2         36.1            16.7            --           56.0
   Deferred income taxes.......................................       5.4          3.4            (9.6)           --           (0.8)
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
    (Increase) decrease in receivables.........................        --        (11.7)          (22.3)           --          (34.0)
    (Increase) decrease in inventories.........................        --         (4.8)          (47.3)           --          (52.1)
    (Increase) decrease in other assets........................       4.9         11.1           (16.3)           --           (0.3)
    Increase (decrease) in accounts payable, accrued and other
      liabilities..............................................      24.4        (12.8)           62.1            --           73.7
                                                                   ------      -------          ------           ---        -------
   Net cash flows of operating activities......................      47.7         12.4           (44.0)           --           16.1
                                                                   ------      -------          ------           ---        -------
Cash flows of investing activities:
 Capital expenditures..........................................        --        (26.6)          (29.4)           --          (56.0)
 Acquisitions, net of cash acquired............................        --        (19.0)             --            --          (19.0)
 Proceeds from sale of businesses, net of cash sold............        --        158.1              --            --          158.1
 Proceeds from properties sold.................................        --          0.6             0.2            --            0.8
 Other, net                                                            --         (1.0)             --            --           (1.0)
                                                                   ------      -------          ------           ---        -------
   Net cash flows of investing activities......................        --        112.1           (29.2)           --           82.9
                                                                   ------      -------          ------           ---        -------
Cash flows of financing activities:
 Dividends paid................................................      (6.7)          --              --                         (6.7)
 Intercompany accounts.........................................       1.1       (101.8)          100.7            --             --
 Net changes in revolving credit borrowings....................      20.5         26.7              --            --           47.2
 Net change in other debt......................................        --         (0.2)          (13.9)           --          (14.1)
 Issuance of long-term debt....................................        --          7.4              --            --            7.4
 Repayment of long-term debt...................................     (69.4)       (49.9)          (20.2)           --         (139.5)
 Acquisition of treasury stock.................................     (10.1)          --              --            --          (10.1)
 Proceeds from exercise of stock options.......................        --           --              --            --             --
                                                                   ------      -------          ------           ---        -------
   Net cash flows of financing activities......................     (64.6)      (117.8)           66.6            --         (115.8)
                                                                   ------      -------          ------           ---        -------
Increase (decrease) in cash....................................     (16.9)         6.7            (6.6)           --          (16.8)
Cash - beginning of period.....................................      16.9          3.0            18.1            --           38.0
                                                                   ------      -------          ------           ---        -------
Cash - end of period...........................................    $   --      $   9.7          $ 11.5           $--        $  21.2
                                                                   ======      =======          ======           ===        =======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                      (in millions, except per share data)
                                  (unaudited)

                                                                                              Three Months
                                                                                                  Ended          Nine Months Ended
                                                                                              September 30,        September 30,
                                                                                             ---------------    -------------------
                                                                                             2003      2002       2003       2002
                                                                                            ------    ------    --------   --------
Net sales ...............................................................................   $382.5    $347.4    $1,133.1   $1,102.5
Cost of sales ...........................................................................    337.1     309.8       998.7      972.1
Gross profit ............................................................................     45.4      37.6       134.4      130.4
Selling, general and administrative expenses ............................................     31.9      33.5        93.6      116.2
                                                                                            ------    ------    --------   --------
Operating income ........................................................................     13.5       4.1        40.8       14.2
Interest income (expense):
 Interest expense .......................................................................    (10.4)    (10.5)      (33.1)     (31.9)
 Interest income ........................................................................      0.1       0.2         0.3        0.8
                                                                                            ------    ------    --------   --------
                                                                                             (10.3)    (10.3)      (32.8)     (31.1)
                                                                                            ------    ------    --------   --------
Income (loss) from continuing operations
  before income taxes....................................................................      3.2      (6.2)        8.0      (16.9)
Income tax (provision) benefit ..........................................................     (1.1)      2.2        (2.8)       6.0
                                                                                            ------    ------    --------   --------
Income (loss) from continuing operations ................................................      2.1      (4.0)        5.2      (10.9)
Loss on disposal of discontinued operations (net of tax) ................................       --        --          --       (3.9)
                                                                                            ------    ------    --------   --------
Net income (loss) .......................................................................   $  2.1    $ (4.0)   $    5.2   $  (14.8)
                                                                                            ======    ======    ========   ========

EPS of Continuing Operations
----------------------------
Earnings (loss) per common share ........................................................   $ 0.06    $(0.12)   $   0.16   $  (0.33)
                                                                                            ======    ======    ========   ========
Weighted average common shares ..........................................................     33.1      33.1        33.1       33.0
                                                                                            ======    ======    ========   ========
Earnings (loss) per common share-assuming dilution ......................................   $ 0.06    $(0.12)   $   0.16   $  (0.33)
                                                                                            ======    ======    ========   ========
Weighted average common shares-assuming dilution ........................................     33.6      33.1        33.4       33.0
                                                                                            ======    ======    ========   ========

EPS of Discontinued Operations
------------------------------
Loss per common share ...................................................................   $   --    $   --    $     --   $  (0.12)
                                                                                            ======    ======    ========   ========
Loss per common share - assuming dilution ...............................................   $   --    $   --    $     --   $  (0.12)
                                                                                            ======    ======    ========   ========

EPS of Total Company
--------------------
Earnings (loss) per common share ........................................................   $ 0.06    $(0.12)   $   0.16   $  (0.45)
                                                                                            ======    ======    ========   ========
Earnings (loss) per common share -- assuming dilution ...................................   $ 0.06    $(0.12)   $   0.16   $  (0.45)
                                                                                            ======    ======    ========   ========

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                        (in millions, except share data)


                                                    September 30,   December 31,
                                                        2003            2002
                                                    -------------   ------------
                                                     (unaudited)
Assets
Current Assets:
  Cash..........................................       $ 24.2          $ 29.1
  Receivables, net of allowances of $14.3
   million at September 30, 2003 and $11.6
   million at December 31, 2002.................        141.4           105.9
  Retained interest in accounts receivable......         80.9            84.8
  Inventories...................................        247.0           258.3
  Deferred income taxes.........................         12.3            12.2
  Prepaid expenses and other....................         24.6            42.6
                                                       ------          ------
   Total current assets.........................        530.4           532.9
Property, plant and equipment, net .............        326.8           323.3
Deferred income taxes ..........................         74.7            68.3
Other non-current assets .......................         46.0            48.8
                                                       ------          ------
   Total assets.................................       $977.9          $973.3
                                                       ======          ======
Liabilities and Shareholders' Equity
Current Liabilities:
 Accounts payable ..............................       $260.0          $242.1
 Accrued liabilities ...........................        103.5            99.2
 Current portion of long-term debt .............         33.5            40.8
                                                       ------          ------
   Total current liabilities....................        397.0           382.1
Long-term debt .................................        370.5           411.1
Deferred income taxes ..........................          2.7             2.1
Other liabilities ..............................        124.1           117.1
                                                       ------          ------
   Total liabilities............................        894.3           912.4
                                                       ------          ------
Shareholders' Equity:
  Common stock, $0.01 par value:
   Issued and outstanding shares:
    September 30, 2003 - 33,083,028 (net of
      4,828,225 treasury shares)
    December 31, 2002 - 33,135,002 (net of
      4,754,425 treasury shares)................          0.4             0.4
  Additional paid-in capital....................        100.2           100.0
  Treasury stock................................        (50.4)          (50.0)
  Retained earnings.............................         65.1            59.9
  Accumulated other comprehensive loss..........        (28.4)          (44.6)
  Other shareholders' equity....................         (3.3)           (4.8)
                                                       ------          ------
       Total shareholders' equity...............         83.6            60.9
                                                       ------          ------
  Total liabilities and shareholders' equity....       $977.9          $973.3
                                                       ======          ======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                            (in millions, unaudited)


                                                                   Nine Months
                                                                      Ended
                                                                  September 30,
                                                                 ---------------
                                                                  2003     2002
                                                                 ------   ------
Cash flows of operating activities:
  Net income (loss)..........................................    $  5.2   $(14.8)
  Adjustments to reconcile net income (loss) to net cash
   provided by operating activities:
   Depreciation and amortization.............................      23.2     22.8
   Deferred income taxes.....................................      (5.8)    20.0
   Loss on sale of property and business.....................       0.4      1.7
   Changes in operating assets and liabilities:
    (Increase) decrease in receivables ......................     (16.9)    17.8
    Decrease in inventories .................................      22.2     28.3
    Decrease in other assets ................................      19.5      3.4
    Increase (decrease) in accounts payable, accrued and
      other liabilities......................................      10.4     (3.3)
                                                                 ------   ------
      Net cash flows of operating activities.................      58.2     75.9
                                                                 ------   ------
Cash flows of investing activities:
  Proceeds from properties sold..............................       1.9      0.5
  Proceeds from sale of business, net of cash sold...........        --      1.7
  Capital expenditures.......................................     (11.8)   (22.8)
  Repayment of loans from shareholders.......................       1.0       --
  Other, net.................................................      (1.3)    (0.8)
                                                                 ------   ------
      Net cash flows of investing activities.................     (10.2)   (21.4)
                                                                 ------   ------
Cash flows of financing activities:
  Dividends paid.............................................        --     (5.0)
  Net change in revolving credit borrowings..................     (13.3)   (36.1)
  Net change in other debt...................................     (25.5)    (0.1)
  Repayment of long-term debt................................     (14.1)    (9.0)
  Proceeds from exercise of stock options....................        --      2.4
                                                                 ------   ------
    Net cash flows of financing activities ..................     (52.9)   (47.8)
                                                                 ------   ------
Increase (decrease) in cash .................................      (4.9)     6.7
Cash-beginning of period ....................................      29.1     16.6
                                                                 ------   ------
Cash-end of period ..........................................    $ 24.2   $ 23.3
                                                                 ======   ======
Supplemental Information
Cash paid (received) during the period for:
  Income tax refunds, net....................................    $(13.3)  $(32.8)
                                                                 ======   ======
  Interest paid..............................................    $ 26.0   $ 30.5
                                                                 ======   ======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES

           CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS' EQUITY
                      (in millions, except share amounts)
                                  (unaudited)


                                                                                             Accumulated
                                    Common Stock       Additional                               Other            Other
                                 -------------------     Paid-In     Treasury   Retained    Comprehensive    Shareholders'
                                  Shares      Amount     Capital      Stock     Earnings     Income(Loss)       Equity        Total
                                ----------    ------   ----------    --------   --------    -------------    -------------   ------
Balance, December 31, 2001 ..   32,838,227     $0.4      $ 96.4       $(50.0)    $ 88.9         $(25.7)          $(5.1)      $104.9
 Comprehensive loss:
  Net loss ..................                                                     (14.8)                                      (14.8)
  Foreign currency
    translation adjustment...                                                                      5.0                          5.0
  Change in fair value of
    financial instruments,
    net of tax...............                                                                     (1.4)                        (1.4)
 Comprehensive loss .........                                                                                                 (11.2)
 Dividends ..................                                                      (5.0)                                       (5.0)
 Amortization of restricted
   stock and other...........                               0.6                                                    0.1          0.7
 Exercise of stock options ..      265,359                  2.4                                                                 2.4
 Other ......................       27,545                  0.2                                                    0.1          0.3
                                ----------     ----      ------       ------     ------         ------           -----       ------
Balance, September 30, 2002 .   33,131,131     $0.4      $ 99.6       $(50.0)    $ 69.1         $(22.1)          $(4.9)      $ 92.1
                                ==========     ====      ======       ======     ======         ======           =====       ======
Balance, December 31, 2002 ..   33,135,002     $0.4      $100.0       $(50.0)    $ 59.9         $(44.6)          $(4.8)      $ 60.9
 Comprehensive income:
  Net income ................                                                       5.2                                         5.2
  Foreign currency
    translation adjustment...                                                                     15.2                         15.2
  Change in fair value of
    financial instruments,
    net of tax...............                                                                      1.0                          1.0
                                                                                                                             ------
  Comprehensive income ......                                                                                                  21.4
  Amortization of restricted
    stock and other..........                               0.4                                                    0.1          0.5
  Repayment of loans from
    shareholders.............      (74,177)                (0.4)        (0.4)                                      1.5          0.7
  Other .....................       22,203                  0.2                                                   (0.1)         0.1
                                ----------     ----      ------       ------     ------         ------           -----       ------
  Balance, September 30,
    2003.....................   33,083,028     $0.4      $100.2       $(50.4)    $ 65.1         $(28.4)          $(3.3)      $ 83.6
                                ==========     ====      ======       ======     ======         ======           =====       ======

          See accompanying Notes to Consolidated Financial Statements.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


1. Summary of Accounting Policies

Principles of Consolidation

   The consolidated financial statements include the accounts of General Cable Corporation and its wholly-owned subsidiaries. Investments in 50% or less owned joint ventures are accounted for under the equity method of accounting. Other non-current assets included an investment in joint ventures of $3.8 million at September 30, 2003 and December 31, 2002. All transactions and balances among the consolidated companies have been eliminated. Certain reclassifications have been made to the prior year to conform to the current year's presentation.

Basis of Presentation

   The accompanying unaudited consolidated financial statements of General Cable Corporation and Subsidiaries have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-Q and
Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Results of operations for the three and nine months ended September 30, 2003 are not necessarily indicative of results that may be expected for the full year. These financial statements should be read in conjunction with the audited financial statements and notes thereto in General Cable's 2002 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 28, 2003.

Revenue Recognition

   Revenue is recognized when goods are shipped and title passes to the customer.

Earnings Per Share

   Earnings per common share are computed based on the weighted average number of common shares outstanding. Earnings per common share-assuming dilution are computed based on the weighted average number of common shares outstanding and the dilutive effect of stock options and restricted stock units outstanding.

Inventories

   Inventories are stated at the lower of cost or market value. The Company determines whether a lower of cost or market provision is required on a quarterly basis by computing whether inventory on hand, on a last-in first-out
(LIFO) basis, can be sold at a profit based upon current selling prices less variable selling costs. No provision was required for the first nine months of 2003 or 2002. In the event that a provision is required in some future period, the Company will determine the amount of the provision by writing down the value of the inventory to the level where its sales, using current selling prices less variable selling costs, will result in a profit.

Property, Plant and Equipment

   Property, plant and equipment are stated at cost. Costs assigned to property, plant and equipment relating to acquisitions are based on estimated fair values at the date of acquisition. Depreciation is provided using the straight-line method over the estimated useful lives of the assets: new buildings, from 15 to 50 years; and machinery, equipment and office furnishings, from 3 to 15 years. Leasehold improvements are depreciated over the life of the lease.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


1. Summary of Accounting Policies -- (Continued)

Fair Value of Financial Instruments

   Financial instruments are defined as cash or contracts relating to the receipt, delivery or exchange of financial instruments. Except as otherwise noted, fair value approximates the carrying value of such instruments.

Forward Pricing Agreements for Purchases of Copper and Aluminum

   In the normal course of business, General Cable enters into forward pricing agreements for purchases of copper and aluminum to match certain sale transactions. General Cable expects to recover the cost of copper and aluminum under these agreements as a result of firm sales price commitments with customers.

Use of Estimates

   The preparation of the financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Concentration of Credit Risk

   General Cable sells a broad range of products primarily throughout the United States, Canada, Europe and Asia Pacific. Concentrations of credit risk with respect to trade receivables are limited due to the large number of customers, including members of buying groups, composing General Cable's customer base. Ongoing credit evaluations of customers' financial condition are performed, and generally, no collateral is required. General Cable maintains reserves for potential credit losses and such losses, in the aggregate, have not exceeded management's estimates. Certain subsidiaries also maintain credit insurance for certain customer balances.

Derivative Financial Instruments

   Derivative financial instruments are utilized to manage interest rates, commodity and foreign currency risk. General Cable does not hold or issue derivative financial instruments for trading purposes.

   Statement of Financial Accounting Standards (SFAS) No. 133, "Accounting For Derivative Instruments and Hedging Activities," as amended, requires that all derivatives be recorded on the balance sheet at fair value. Accounting for changes in the fair value of the derivative depends on the intended use of the derivative and whether it qualifies for hedge accounting.

   SFAS No. 133, as applied to General Cable's risk management strategies, may increase or decrease reported net income and shareholders' equity prospectively depending on changes in interest rates and other variables affecting the fair value of derivative instruments and hedged items, but will have no effect on cash flows or economic risk. See further discussion in
Note 8.

   Foreign currency and commodity contracts are used to hedge future sales and purchase commitments. Unrealized gains and losses on such contracts are recorded in other comprehensive income until the underlying transaction occurs and is recorded in the income statement at which point such amounts included in other comprehensive income are recorded into income which generally will occur over periods less than one year.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


1. Summary of Accounting Policies -- (Continued)

Accounts Receivable Securitization

   The Company accounts for the securitization of accounts receivable in accordance with SFAS No. 140, "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of FASB Statement No. 125." The securitization provides for certain domestic trade receivables to be sold to a wholly owned, special purpose, bankruptcy-remote subsidiary without recourse. This subsidiary in turn transfers the receivables to a trust which has issued floating rate five year certificates. At the time the receivables are sold, the balances are removed from the Consolidated Balance Sheet. Costs associated with the transaction, primarily related to the discount, are included in interest income (expense) in the Consolidated Statement of Operations. At September 30, 2003 and December 31, 2002 the Company's retained interest in accounts receivable and off balance sheet debt, net of cash held in the trust was $80.9 million and $72.8 million; and $84.8 million and $48.5 million, respectively. See further discussion in
Note 4.

Stock-Based Compensation

   SFAS No. 123, "Accounting for Stock-Based Compensation," encourages, but does not require, companies to record compensation cost for stock-based employee compensation plans at fair value. General Cable has chosen to continue to account for stock-based compensation using the intrinsic value method prescribed in Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees," and related interpretations. Accordingly, compensation cost for stock options is measured as the excess, if any, of the quoted market price of the Company's stock at the date of the grant over the amount an employee must pay to acquire the stock. No compensation cost for stock options is reflected in net income, as all options granted had an exercise price equal to the market value of the underlying common stock on the date of grant. The following table illustrates the effect on net income and earnings per share if the Company had applied the fair value recognition provisions of SFAS No. 123 to stock-based employee compensation.

                                                                                                    Three Months      Nine Months
                                                                                                       Ended             Ended
                                                                                                   September 30,     September 30,
                                                                                                  ---------------    --------------
                                                                                                   2003     2002     2003     2002
                                                                                                  -----    ------    -----   ------
Net income (loss) as reported .................................................................   $ 2.1    $ (4.0)   $ 5.2   $(14.8)
Deduct: Total stock-based employee compensation expense under fair value based method for all
  awards, net of related tax effects...........................................................     0.5       0.5      1.2      1.3
                                                                                                  -----    ------    -----   ------
Pro forma net income (loss) ...................................................................   $ 1.6    $ (4.5)   $ 4.0   $(16.1)
                                                                                                  =====    ======    =====   ======
Earnings (loss) per share:
 Basic - as reported ..........................................................................   $0.06    $(0.12)   $0.16   $(0.45)
 Basic - pro forma ............................................................................   $0.05    $(0.14)   $0.12   $(0.49)
 Diluted - as reported ........................................................................   $0.06    $(0.12)   $0.16   $(0.45)
 Diluted - pro forma ..........................................................................   $0.05    $(0.14)   $0.12   $(0.49)

New Standards

   In December 2002, SFAS No. 148 "Accounting for Stock-Based Compensation - Transition and Disclosure - an amendment of FASB No. 123" was issued. SFAS No. 148 provides alternative methods of transition for a voluntary change to the fair value based method of accounting for stock-based employee compensation. SFAS No. 148 also requires additional disclosure about the method of accounting for stock-based employee compensation and the effect of the method used on reported results. General Cable has elected to not implement the voluntary change to the fair value based method of accounting for stock-based employee compensation, however, the disclosure requirements have been implemented as required.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


1. Summary of Accounting Policies -- (Continued)

   In November 2002, FASB Interpretation (FIN) No. 45 "Guarantor's Accounting Disclosure Requirements for Guarantees, Including Indirect Guarantees of Indebtedness of Others" was issued. FIN 45 requires that as a company issues a guarantee, it must recognize a liability for the fair value of the obligations it assumes under that guarantee. Application of FIN 45 is required for guarantees issued or modified after December 31, 2002. The adoption of FIN 45 has not had a material affect on the Company's financial position, results of operations or cash flows.

   In January 2003, FIN No. 46 "Consolidation of Variable Interest Entities" was issued. FIN 46 is intended to achieve more consistent application of consolidation policies to variable interest entities. FIN 46 applies immediately to all variable interest entities created after January 31, 2003. As directed by FASB Staff Position No. FIN 46-6, the effective date for variable interest entities acquired or created before February 1, 2003 is deferred until December 31, 2003. The adoption of FIN 46 is not expected to have a material affect on the Company's financial position, results of operations or cash flows.

   In April 2003, SFAS No. 149 "Amendment of Statement 133 on Derivative Instruments and Hedging Activities" was issued. This statement amends and clarifies financial accounting and reporting for derivative instruments and for hedging activities under Statement 133. SFAS No. 149 is effective for contracts entered into or modified after June 30, 2003. The adoption of SFAS No. 149 has not had material affect on the Company's financial position, results of operations or cash flows.

   In May 2003, SFAS No. 150 "Accounting for Certain Financial Instruments with Characteristics of Both Liabilities and Equity" was issued. This statement establishes standards for how an issuer classifies and measures certain financial instruments with characteristics of both liabilities and equity.
SFAS No. 150 is effective for financial instruments entered into or modified after May 31, 2003. The adoption of SFAS No. 150 has not had a material affect on the Company's financial position, results of operations or cash flows.

2. Acquisitions and Divestitures

   In March 2001, the Company sold the shares of its Pyrotenax business unit to Raychem HTS Canada, Inc., a business unit of Tyco International, Ltd., for
$60 million, subject to closing adjustments. The business unit, with operations in Canada and the United Kingdom, principally produced mineral insulated high-temperature cables. During the second quarter of 2002, the final post-closing adjusted purchase price was agreed and resulted in a payment to Tyco International, Ltd. of approximately $2 million during the third quarter of 2002. This payment plus other costs associated with settling the final purchase price was equal to the amount provided for in the Company's balance sheet. The proceeds from the transaction were used to reduce the Company's debt.

   During the second quarter of 2002, General Cable formed a joint venture company to manufacture and market fiber optic cables. General Cable contributed assets, primarily inventory and machinery and equipment, to a subsidiary company which was then contributed to the joint venture in exchange for a $10.2 million note receivable which resulted in a $5.6 million deferred gain on the transaction. The Company will recognize the gain as the note is repaid. At September 30, 2003 and December 31, 2002, other non-current assets included an investment in the joint venture of $3.8 million. The September 30, 2003 and December 31, 2002 balance sheets included a $10.2 million note receivable from the joint venture in other non-current assets and a deferred gain from the initial joint venture formation of $5.6 million in other liabilities.

3. Discontinued Operations

   During the second quarter of 2002, the Company recorded a $6.0 million pre-tax loss on disposal of discontinued operations. The components of this charge principally related to an estimated lower net realizable value for real estate remaining from the Company's former building wire business unit, a longer

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


3. Discontinued Operations -- (Continued)

than anticipated holding period for three distribution centers with unexpired lease commitments and certain other costs.

4. Accounts Receivable Asset Backed Securitization

   In May 2001, the Company completed an Accounts Receivable Asset Backed Securitization Financing transaction ("Securitization Financing"). The Securitization Financing provides for certain domestic trade receivables to be transferred to a wholly-owned, special purpose bankruptcy-remote subsidiary without recourse. This subsidiary in turn transferred the receivables to a trust, which issued, via a private placement, floating rate five-year certificates in an initial amount of $145 million. In addition, a variable certificate component of up to $45 million for seasonal borrowings was also established as a part of the Securitization Financing. This variable certificate component will fluctuate based on the amount of eligible receivables. As a result of the building wire asset sale and the exit from the retail cordsets business, the Securitization Financing program was downsized to $80 million in the first quarter of 2002, through the repayment of a portion of the outstanding certificates. The repayment of the certificates was funded by the collection of the outstanding building wire and retail cordsets accounts receivable. The $45 million seasonal borrowing component was unaffected.

   Transfers of receivables under this program are treated as a sale and result in a reduction of total accounts receivable reported on the Company's consolidated balance sheet. The Company continues to service the transferred receivables and receives annual servicing fees from the special purpose subsidiary of approximately 1% of the average receivable balance. The market cost of servicing the receivables offsets the servicing fee income and results in a servicing asset equal to zero. The Company's retained interest in the receivables are carried at their fair value which is estimated as the net realizable value. The net realizable value considers the relatively short liquidation period and an estimated provision for credit losses. The provision for credit losses is determined based on specific identification of uncollectible accounts and the application of historical collection percentages by aging category. The receivables are not subject to prepayment risk. The key assumptions used in measuring the fair value of retained interests at the time of securitization were receivables days sales outstanding of 54 and interest rates on LIBOR based borrowings of 4.92%. At September 30, 2003 and December 31, 2002, key assumptions were receivables days outstanding of 52 and 49, respectively, and interest rates on LIBOR based borrowings of 1.7% and 2.0%, respectively.

   At September 30, 2003 and December 31, 2002, the Company's retained interest in accounts receivable and off balance sheet financing, net of cash held in the trust, was $80.9 million and $72.8 million; and $84.8 million and $48.5 million, respectively. The effective interest rate in the Securitization Financing was approximately 1.7% at September 30, 2003 and 2.0% at December 31, 2002.

5. Inventories

Inventories consisted of the following (in millions):

                                                        September 30,   December 31,
                                                            2003            2002
                                                        -------------   ------------
    Raw materials ..................................       $ 24.1          $ 26.1
    Work in process ................................         33.3            33.2
    Finished goods .................................        189.6           199.0
                                                           ------          ------
      Total.........................................       $247.0          $258.3
                                                           ======          ======

   At September 30, 2003 and December 31, 2002, $201.5 million and
$214.3 million, respectively, of inventories were valued using the LIFO method. Approximate replacement cost of inventories valued using the LIFO method totaled $196.8 million at September 30, 2003 and $198.1 million at December 31, 2002.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


5. Inventories -- (Continued)

   If in some future period, the Company were not able to recover the LIFO value of its inventory at a profit when replacement costs were lower than the LIFO value of the inventory, the Company would be required to take a charge to recognize in its income statement all or a portion of the higher LIFO value of the inventory. In 2002, the Company recorded a $2.5 million charge
($1.4 million in the third quarter and $1.1 million in the fourth quarter of 2002) for the liquidation of LIFO inventory in North America as the Company significantly reduced its inventory levels. The Company has further reduced inventory quantities during the third quarter of 2003 and as a result has recorded a $0.8 million charge. The Company expects to further reduce inventory quantities in the fourth quarter of 2003 which is expected to result in an additional LIFO liquidation charge. The LIFO liquidation charge will adversely affect margins, however, the amount of the charge to be incurred in the fourth quarter of 2003 will be dependent upon the quantity of the inventory reduction for the year and the market price of the metals during the period the inventory liquidation occurred.

6. Restructuring Charges

During 2001 and 2002, provisions were recorded for various restructuring activities. These provisions related to costs for the closure of manufacturing facilities, worldwide headcount reductions, the elimination of regional distribution centers and certain other costs. The balance of these accrued restructuring costs were $15.2 million at December 31, 2002. During the first nine months of 2003 an additional $1.7 million provision for severance costs related to cost cutting efforts in Europe was recorded. Restructuring provisions of $7.8 million were utilized during the first nine months of 2003.

   Changes in accrued restructuring costs were as follows (in millions):

                                                         Severance    Facility
                                                        And Related    Closing
                                                           Costs        Costs     Total
                                                        -----------   --------    -----
    Balance - December 31, 2002.....................       $ 4.4        $10.8     $15.2
      Provision.....................................         1.7           --       1.7
      Utilization...................................        (3.1)        (4.7)     (7.8)
                                                           -----        -----     -----
    Balance - September 30, 2003....................       $ 3.0        $ 6.1     $ 9.1
                                                           =====        =====     =====

7. Long-term Debt

Long-term debt consisted of the following (in millions):

                                                        September 30,   December 31,
                                                            2003            2002
                                                        -------------   ------------
    Term loans .....................................       $326.4          $337.4
    Revolving loans ................................         64.9            78.2
    Other ..........................................         12.7            36.3
                                                           ------          ------
                                                            404.0           451.9
    Less current maturities.........................         33.5            40.8
                                                           ------          ------
                                                           $370.5          $411.1
                                                           ======          ======

   The Company's current credit facility was entered into in 1999 with one lead bank as administrative agent, and a syndicate of lenders. The facility, as amended and reduced by prepayments, consists of: 1) term loans in Dollars in an aggregate amount up to $297.5 million, 2) term loans in Dollars and foreign currencies in an aggregate amount up to $28.9 million and 3) revolving loans and letters of credit in Dollars and foreign currencies in an aggregate amount up to $200.0 million. Borrowings are secured by assets of the Company's North American operations and a portion of the stock of its non-North American subsidiaries and are also

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


7. Long-term Debt -- (Continued)

guaranteed by the Company's principal operating subsidiaries. The credit facility, as amended, restricts certain corporate acts and contains required financial ratios and other covenants.

   Loans under the credit facility bear interest, at the Company's option, at
(i) a spread over LIBOR or (ii) a spread over the Alternate Base Rate, which is defined as the higher of (a) the agent's Prime Rate, (b) the secondary market rate for certificates of deposit (adjusted for reserve requirements) plus 1% or (c) the Federal Funds Effective Rate plus 1/2 of 1%. A commitment fee accrues on the unused portion of the credit facility. The commitment fee is 50 basis points per annum and the spread over LIBOR on all loans under the facility ranges between 450 and 500 basis points per annum. Both the commitment fee and the spread over LIBOR are fixed for the life of the facility as a result of the October 2002 amendment (discussed below).

   In April 2002, the Company amended the credit facility to permit increased financial flexibility through March 2003. As a result of the amendment, the Company's spread over LIBOR increased by 25 basis points across all levels of its leverage-based pricing grid and a new leverage level was added to the pricing grid. One time fees and expenses associated with the amendment were $2.0 million and were being amortized over the one year period of the amendment.

   In October 2002, the Company further amended its credit facility through March 2004. The amendment substantially relaxed the Company's financial covenants primarily in response to the ongoing weakness in the Communications segment. Among other provisions, the amendment adjusted the size of the Company's revolving credit facility to $200 million from $250 million, added a new financial covenant tied to minimum quarterly earnings levels and established a contingent payment of approximately $5.5 million to lenders if the total facility commitments are not reduced by at least $100 million by December 15, 2003. As part of the amendment, the Company suspended its quarterly cash dividend of $0.05 per common share for the term of the amendment. One time costs of approximately $4 million were incurred for the amendment and are being amortized over the life of the amendment. The Company will also incur incremental annualized interest costs of approximately
$4 million during the amendment period as a result of increased credit spreads. As a result of the completion of the October 2002 amendment, the Company recorded $1.1 million of other financial costs for the write-off of unamortized bank fees. Of the $1.1 million, $0.6 million related to fees paid in April 2002 for a prior amendment, the terms of which were substantially amended by the October amendment and $0.5 million was due to the reduction in borrowing capacity of the revolving portion of the credit facility.

   Future compliance with financial covenants will be dependent upon a number of factors, including overall economic activity, future conditions in the Company's principal end markets and the Company's future borrowing requirements.

   Scheduled repayments of the term loans began in December 2000 with final maturity in June 2007.

8. Financial Instruments

   General Cable is exposed to various market risks, including changes in interest rates, foreign currency and commodity prices. To manage risk associated with the volatility of these natural business exposures, General Cable enters into interest rate, commodity and foreign currency derivative agreements as well as copper and aluminum forward purchase agreements. General Cable does not purchase or sell derivative instruments for trading purposes.

   General Cable has utilized interest rate swaps and interest rate collars to manage its interest expense exposure by fixing its interest rate on a portion of the Company's floating rate debt. Under the swap agreements, General Cable will typically pay a fixed rate while the counterparty pays to General Cable the difference between the fixed rate and the three-month LIBOR rate.

   During 2001, the Company entered into several interests rate swaps which effectively fixed the LIBOR portion of the interest rates for borrowings under the credit facility and other debt. The swaps outstanding as of September 30, 2003 were as follows (dollars in millions):

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


8. Financial Instruments -- (Continued)

                                                                                                            Notional     Interest
Interest Rate Derivatives                                                             Period                Amounts     Rate Range
-------------------------                                                  -----------------------------    --------   ------------
Interest rate swaps....................................................    December 2001 to October 2011       9.0            4.49%
Interest rate swaps....................................................    January 2003 to December 2003     200.0     4.60 - 4.74%

   The Company does not provide or receive any collateral specifically for these contracts. However, all counterparties are members of the lending group and as such participate in the collateral of the credit agreement and are significant financial institutions.

   The Company enters into forward exchange contracts principally to hedge the currency fluctuations in certain transactions denominated in foreign currencies, thereby limiting the Company's risk that would otherwise result from changes in exchange rates. Principal transactions hedged during the year were firm sales and purchase commitments.

Outside of North America, General Cable enters into commodity futures for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. In North America, General Cable enters into forward pricing agreements for the purchase of copper and aluminum for delivery in a future month to match certain sales transactions. General Cable expects to recover the unrealized loss under these agreements as a result of firm sale price commitments with customers.

9. Other Shareholders' Equity

   Other shareholders' equity consisted of the following (in millions):

                                                    September 30,   December 31,
                                                        2003            2002
                                                    -------------   ------------
Loans to shareholders ..........................        $(2.8)          $(4.3)
Restricted stock ...............................         (0.5)           (0.5)
                                                        -----           -----
 Other shareholders' equity ....................        $(3.3)          $(4.8)
                                                        =====           =====

   In November 1998, General Cable entered into a Stock Loan Incentive Plan
(SLIP) with executive officers and key employees. Under the SLIP, the Company loaned $6.0 million to facilitate open market purchases of General Cable common stock. The loans are evidenced by notes that bear interest at 5.12% and mature in November 2003. A matching restricted stock unit (MRSU) was issued for each share of stock purchased under the SLIP. The MRSUs generally vest after five years of continuous employment. If the vesting requirements are met, one share of General Cable common stock will be issued in exchange for each MRSU. The fair value of the MRSUs at the grant date of $6.0 million, adjusted for subsequent forfeitures, is being amortized to expense over the five-year vesting period.

   In June 2003, all executive officers repaid loans plus interest originally granted under the SLIP in the amount of $1.8 million. The Company accepted as partial payment for the loans common stock owned by the executive officers and restricted stock units previously awarded to them under the SLIP.

   In July 2003, the Company approved an extension of the loan maturity for the remaining participants in the SLIP for an additional three years to November 2006, subject in the extension period to a rate of interest of 5.0%.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


10. Earnings (Loss) Per Common Share of Continuing Operations

   A reconciliation of the numerator and denominator of earnings (loss) per common share of continuing operations to earnings (loss) per common share of continuing operations assuming dilution is as follows (in millions, except per share amounts):

                                                                                Three Months Ended September 30,
                                                              ---------------------------------------------------------------------
                                                                            2003                                 2002
                                                             ----------------------------------    --------------------------------
                                                                                      Per Share                           Per Share
                                                             Income(1)    Shares(2)     Amount     Loss(1)    Shares(2)     Amount
                                                             ---------    ---------   ---------    -------    ---------   ---------
Earnings (loss) per common share .........................     $ 2.1        33.1        $0.06       $ (4.0)     33.1        $(0.12)
Dilutive effect of stock options
  and restricted stock units..............................        --         0.5           --           --        --            --
                                                               -----        ----        -----       ------      ----        ------
Earnings per common share - assuming
  dilution................................................     $ 2.1        33.6        $0.06       $ (4.0)     33.1        $(0.12)
                                                               =====        ====        =====       ======      ====        ======

                                                                                 Nine Months Ended September 30,
                                                              ---------------------------------------------------------------------
                                                                            2003                                 2002
                                                             ----------------------------------    --------------------------------
                                                                                      Per Share                           Per Share
                                                             Income(1)    Shares(2)     Amount     Loss(1)    Shares(2)     Amount
                                                             ---------    ---------   ---------    -------    ---------   ---------
Earnings (loss) per common share .........................     $ 5.2        33.1        $0.16       $(10.9)     33.0        $(0.33)
Dilutive effect of stock options
  and restricted stock units..............................        --         0.3           --           --        --            --
                                                               -----        ----        -----       ------      ----        ------
Earnings per common share - assuming
  dilution................................................      $5.2        33.4        $0.16       $(10.9)     33.0        $(0.33)
                                                               =====        ====        =====       ======      ====        ======

---------------
(1) Numerator
(2) Denominator

   The earnings per common share-assuming dilution computation excludes the impact of 2.4 million and 2.5 million stock options and restricted stock units in the third quarter and first nine months of 2003, respectively, because their impact was anti-dilutive. In the third quarter and first nine months of 2002, the earnings (loss) per common share-assuming dilution computation also excludes the impact of 3.0 million stock options and restricted stock units for the same reason.

11. Segment Information

   The energy segment manufactures and sells wire and cable products which include low-, medium- and high-voltage power distribution and power transmission products for overhead and buried applications. The industrial & specialty segment manufactures and sells products which conduct electrical current for industrial, OEM, commercial and residential power and control applications. The communications segment manufactures and sells wire and cable products which transmit low-voltage signals for voice, data, video and control applications.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


11. Segment Information -- (Continued)

   Summarized financial information for the Company's operating segments for the three months and nine months ended September 30, 2003 and 2002 is as follows (in millions). Certain reclassifications have been made to the prior year to conform to the current year segment presentation.

                                                                                     Three Months Ended September 30,
                                                                      -------------------------------------------------------------
                                                                               Industrial &
                                                                      Energy     Specialty     Communications    Corporate    Total
                                                                      ------   ------------    --------------    ---------   ------
Net sales:
 2003.............................................................    $138.2      $128.5           $115.8          $  --     $382.5
 2002.............................................................     123.8       116.7            106.9             --      347.4
Operating income (loss):
 2003.............................................................      11.6         0.7              1.8           (0.6)      13.5
 2002.............................................................       8.6         1.3             (2.1)          (3.7)       4.1

                                                                                    Nine Months Ended September 30,
                                                                    ---------------------------------------------------------------
                                                                             Industrial &
                                                                    Energy     Specialty     Communications    Corporate     Total
                                                                    ------   ------------    --------------    ---------   --------
Net sales:
 2003...........................................................    $413.5      $395.1           $324.5         $   --     $1,133.1
 2002...........................................................     389.0       383.1            330.4             --      1,102.5
Operating income (loss):
 2003...........................................................      29.4         7.8              5.3           (1.7)        40.8
 2002...........................................................      28.7         7.5              6.7          (28.7)        14.2

   For the three month and nine month periods ended September 30, 2003, the corporate operating loss of $0.6 million and $1.7 million consist of charges for severance related to the Company's ongoing cost cutting efforts in Europe.

   The corporate operating loss of $3.7 million for the three month period ended September 30, 2002, included a $0.8 million charge related to the closure of two manufacturing plants in North America and a $2.9 million charge for severance costs. For the nine month period ended September 30, 2002, the corporate operating loss of $28.7 million included a $20.5 million charge related to the closure of two manufacturing plants in North America, a $3.6 million charge to write-down to fair value certain assets contributed to the Company's newly formed fiber optic joint venture, a $2.9 million charge related to severance and severance related costs, and $1.7 million related to the sale of the Company's small, non-strategic United Kingdom based specialty cable business.

   The Company has recorded the operating items discussed above in the corporate segment rather than reflect such items in the energy, industrial & specialty or communications segments operating income. These items are reported in the corporate segment because they are not considered in the operating performance evaluation of the energy, industrial & specialty or communications segment by the Company's chief operating decision-maker, its Chief Executive Officer.

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


11. Segment Information -- (Continued)

   Identifiable assets of the Company's operating segments are summarized in the following table (in millions). Corporate assets include cash, deferred income taxes, property, certain prepaid expenses and other non-current assets.

                                                        September 30,   December 31,
                                                            2003            2002
                                                        -------------   ------------
    Energy .........................................       $260.3          $229.1
    Industrial & specialty .........................        325.4           289.9
    Communications .................................        309.6           318.3
    Corporate ......................................         82.6           136.0
                                                           ------          ------
      Total.........................................       $977.9          $973.3
                                                           ======          ======

12. Supplemental Guarantor Information

   General Cable Corporation (the Issuer) intends to issue and sell
$275.0 million of Senior Notes due 2010. General Cable Corporation and its material North American wholly-owned subsidiaries will fully and unconditionally guarantee the notes on a joint and several basis. The Company has not presented separate financial statements and other disclosures concerning the guarantor subsidiaries because management has determined that such information will not be material to the holders of the senior notes. The following consolidating financial information presents information about the Issuer, guarantor subsidiaries and non-guarantor subsidiaries. Initially, all of the Company's subsidiaries will be "restricted subsidiaries" for purposes of the Senior Notes. Investments in subsidiaries are accounted for on the equity basis. Intercompany transactions are eliminated.

              Supplemental Consolidating Statements of Operations
                                 (in millions)

                                                                             For the Three Months Ended September 30, 2003
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Net sales:
 Customers......................................................    $  --       $272.4           $110.1          $   --      $382.5
 Intercompany...................................................      6.7           --               --            (6.7)         --
                                                                    -----       ------           ------          ------      ------
                                                                      6.7        272.4            110.1            (6.7)      382.5
Cost of sales...................................................       --        254.7             89.1            (6.7)      337.1
                                                                    -----       ------           ------          ------      ------
Gross profit....................................................      6.7         17.7             21.0              --        45.4
Selling, general and administrative expenses....................      4.5         18.7              8.7              --        31.9
                                                                    -----       ------           ------          ------      ------
Operating income................................................      2.2         (1.0)            12.3              --        13.5
Interest income (expense):
 Interest expense...............................................     (9.4)       (16.5)            (1.0)           16.5       (10.4)
 Interest income................................................     11.1          5.5               --           (16.5)        0.1
                                                                    -----       ------           ------          ------      ------
                                                                      1.7        (11.0)            (1.0)             --       (10.3)
                                                                    -----       ------           ------          ------      ------
Income (loss) from continuing operations before income taxes....      3.9        (12.0)            11.3              --         3.2
Income tax (provision) benefit..................................     (1.4)         4.3             (4.0)             --        (1.1)
                                                                    -----       ------           ------          ------      ------
Income (loss) from continuing operations........................      2.5         (7.7)             7.3              --         2.1
Loss on disposal of discontinued operations (net of tax)........       --           --               --              --          --
                                                                    -----       ------           ------          ------      ------
   Net income (loss)............................................    $ 2.5       $ (7.7)          $  7.3          $   --      $  2.1
                                                                    =====       ======           ======          ======      ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

                                                                             For the Three Months Ended September 30, 2002
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Net sales:
 Customers......................................................    $  --       $257.1           $90.3           $   --      $347.4
 Intercompany...................................................      7.0           --              --             (7.0)         --
                                                                    -----       ------           -----           ------      ------
                                                                      7.0        257.1            90.3             (7.0)      347.4
Cost of sales...................................................       --        242.1            74.7             (7.0)      309.8
                                                                    -----       ------           -----           ------      ------
Gross profit....................................................      7.0         15.0            15.6               --        37.6
Selling, general and administrative expenses....................      6.3         20.2             7.0               --        33.5
                                                                    -----       ------           -----           ------      ------
Operating income................................................      0.7         (5.2)            8.6               --         4.1
Interest income (expense):
 Interest expense...............................................     (9.4)       (16.1)           (1.5)            16.5       (10.5)
 Interest income................................................     11.1          5.6              --            (16.5)        0.2
                                                                    -----       ------           -----           ------      ------
                                                                      1.7        (10.5)           (1.5)              --       (10.3)
                                                                    -----       ------           -----           ------      ------
Income (loss) from continuing operations before income taxes....      2.4        (15.7)            7.1               --        (6.2)
Income tax (provision) benefit..................................     (0.9)         5.6            (2.5)              --         2.2
                                                                    -----       ------           -----           ------      ------
Income (loss) from continuing operations........................      1.5        (10.1)            4.6               --        (4.0)
Loss on disposal of discontinued  operations (net of tax).......       --           --              --               --          --
                                                                    -----       ------           -----           ------      ------
   Net income (loss)............................................    $ 1.5       $(10.1)          $ 4.6           $   --      $ (4.0)
                                                                    =====       ======           =====           ======      ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

              Supplemental Consolidating Statements of Operations
                                 (in millions)

                                                                             For the Nine Months Ended September 30, 2003
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Net Sales:
 Customers....................................................    $   --      $793.3           $339.8          $   --      $1,133.1
 Intercompany.................................................      19.7          --               --           (19.7)           --
                                                                  ------      ------           ------          ------      --------
                                                                    19.7       793.3            339.8           (19.7)      1,133.1
Cost of sales.................................................        --       740.0            278.4           (19.7)        998.7
                                                                  ------      ------           ------          ------      --------
Gross profit..................................................      19.7        53.3             61.4              --         134.4
Selling, general and administrative expenses..................      16.2        48.7             28.7              --          93.6
                                                                  ------      ------           ------          ------      --------
Operating income..............................................       3.5         4.6             32.7              --          40.8
Interest income (expense):
 Interest expense.............................................     (28.1)      (50.4)            (4.0)           49.4         (33.1)
 Interest income..............................................      33.3        16.4               --           (49.4)          0.3
                                                                  ------      ------           ------          ------      --------
                                                                     5.2       (34.0)            (4.0)             --         (32.8)
                                                                  ------      ------           ------          ------      --------
Income (loss) from continuing operations before income taxes..       8.7       (29.4)            28.7              --           8.0
Income tax (provision) benefit................................      (3.1)       10.5            (10.2)             --          (2.8)
                                                                  ------      ------           ------          ------      --------
Income (loss) from continuing operations......................       5.6       (18.9)           (18.5)             --           5.2
Loss on disposal of discontinued operations (net of tax)......        --          --               --              --            --
                                                                  ------      ------           ------          ------      --------
   Net income (loss)..........................................    $  5.6      $(18.9)          $ 18.5          $   --      $    5.2
                                                                  ======      ======           ======          ======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

                                                                             For the Nine Months Ended September 30, 2002
                                                                  -----------------------------------------------------------------
                                                                             Guarantor     Non-Guarantor
                                                                  Issuer   Subsidiaries     Subsidiaries    Eliminations     Total
                                                                  ------   ------------    -------------    ------------   --------
Net Sales:
 Customers....................................................    $   --      $825.9           $276.6          $   --      $1,102.5
 Intercompany.................................................      18.9          --               --           (18.9)           --
                                                                  ------      ------           ------          ------      --------
                                                                    18.9       825.9            276.6           (18.9)      1,102.5
Cost of sales.................................................        --       760.2            230.8           (18.9)        972.1
                                                                  ------      ------           ------          ------      --------
Gross profit..................................................      18.9        65.7             45.8              --         130.4
Selling, general and administrative expenses..................      16.9        77.8             21.5              --         116.2
                                                                  ------      ------           ------          ------      --------
Operating income..............................................       2.0       (12.1)            24.3              --          14.2
Interest income (expense):
 Interest expense.............................................     (28.1)      (48.4)            (4.8)           49.4         (31.9)
 Interest income..............................................      33.3        16.8              0.1           (49.4)          0.8
                                                                  ------      ------           ------          ------      --------
                                                                     5.2       (31.6)            (4.7)             --         (31.1)
                                                                  ------      ------           ------          ------      --------
Income (loss) from continuing operations before income taxes..       7.2       (43.7)            19.6              --         (16.9)
Income tax (provision) benefit................................      (2.6)       15.6             (7.0)             --           6.0
                                                                  ------      ------           ------          ------      --------
Income (loss) from continuing operations......................       4.6       (28.1)            12.6              --         (10.9)
Loss on disposal of discontinued operations (net of tax)......        --        (3.9)              --              --          (3.9)
                                                                  ------      ------           ------          ------      --------
   Net income (loss)..........................................    $  4.6      $(32.0)          $ 12.6          $   --      $  (14.8)
                                                                  ======      ======           ======          ======      ========

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)

12. Supplemental Guarantor Information -- (Continued)

                   Supplemental Consolidating Balance Sheets
                                 (in millions)

                                                                                           September 30, 2003
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Assets
------
Current assets:
 Cash...........................................................    $   --      $  8.5           $ 15.7         $    --      $ 24.2
 Receivables, net of allowances.................................        --         9.4            132.0              --       141.4
 Retained interest in accounts receivables......................        --        80.9               --              --        80.9
 Inventories....................................................        --       135.6            111.4              --       247.0
 Deferred income taxes..........................................        --        12.2              0.1              --        12.3
 Prepaid expenses and other.....................................       1.3        22.6              0.7              --        24.6
                                                                    ------      ------           ------         -------      ------
   Total current assets.........................................       1.3       269.2            259.9              --       530.4
 Property, plant and equipment, net.............................       0.4       237.0             89.4              --       326.8
 Deferred income taxes..........................................      (3.1)       81.5             (3.7)             --        74.7
 Intercompany accounts..........................................     462.4          --              3.9          (466.3)
 Investment in subsidiaries.....................................      33.8       345.2               --          (379.0)         --
 Other non-current assets.......................................       7.3        37.6              1.1              --        46.0
                                                                    ------      ------           ------         -------      ------
   Total assets.................................................    $502.1      $970.5            350.6         $(845.3)     $977.9
                                                                    ======      ======           ======         =======      ======

Liabilities and shareholders' equity
------------------------------------
Current liabilities:
 Accounts payable...............................................    $   --      $117.6           $142.4         $    --      $260.0
 Accrued liabilities............................................      12.1        75.3             16.1              --       103.5
 Current portion of long-term debt..............................        --        18.3             15.2              --        33.5
                                                                    ------      ------           ------         -------      ------
   Total current liabilities....................................      12.1       211.2            173.7              --       397.0
Long-term debt..................................................     297.9        49.8             22.8              --       370.5
Deferred income taxes...........................................        --         2.4              0.3              --         2.7
Intercompany accounts...........................................       0.5       465.8               --          (466.3)         --
Other liabilities...............................................      32.9        78.0             13.2              --       124.1
                                                                    ------      ------           ------         -------      ------
   Total liabilities............................................     343.4       807.2            210.0          (466.3)      894.3
                                                                    ------      ------           ------         -------      ------
Total shareholders' equity......................................     158.7       163.3            140.6          (379.0)       83.6
                                                                    ------      ------           ------         -------      ------
Total liabilities and shareholders' equity......................    $502.1      $970.5           $350.6         $(845.3)     $977.9
                                                                    ======      ======           ======         =======      ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

                                                                                           December 31, 2002
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Assets
------
Current assets:
 Cash...........................................................    $   --     $    8.1          $ 21.0         $    --      $ 29.1
 Receivables, net of allowances.................................        --          7.4            98.5              --       105.9
 Retained interest in accounts receivables......................        --         84.8              --              --        84.8
 Inventories....................................................        --        149.5           108.8              --       258.3
 Deferred income taxes .........................................        --         12.2              --              --        12.2
 Prepaid expenses and other.....................................       1.3         40.4             0.9              --        42.6
                                                                    ------     --------          ------         -------      ------
   Total current assets.........................................       1.3        302.4           229.2              --       532.9
Property, plant and equipment, net..............................       0.5        249.9            72.9              --       323.3
Deferred income taxes...........................................      (3.6)        78.1            (6.2)             --        68.3
Intercompany accounts...........................................     451.8           --            24.3          (476.1)         --
Investment in subsidiaries......................................      33.8        345.2              --          (379.0)         --
Other non-current assets........................................       8.8         38.9             1.1              --        48.8
                                                                    ------     --------          ------         -------      ------
   Total assets.................................................    $492.6     $1,014.5          $321.3         $(855.1)     $973.3
                                                                    ======     ========          ======         =======      ======

Liabilities and shareholders' equity
------------------------------------
Current liabilities:
 Accounts payable...............................................    $   --     $  112.2          $129.9         $    --      $242.1
 Accrued liabilities............................................       5.6         77.4            16.2              --        99.2
 Current portion of long-term debt..............................        --         13.0            27.8              --        40.8
                                                                    ------     --------          ------         -------      ------
   Total current liabilities....................................       5.6        202.6           173.9              --       382.1
Long-term debt..................................................     304.1         77.4            29.6              --       411.1
Deferred income taxes...........................................        --          1.9             0.2              --         2.1
Intercompany accounts...........................................        --        476.1              --          (476.1)         --
Other liabilities...............................................      32.9         78.2             6.0              --       117.1
                                                                    ------     --------          ------         -------      ------
   Total liabilities............................................     342.6        836.2           209.7          (476.1)      912.4
Total shareholders' equity......................................     150.0        178.3           111.6          (379.0)       60.9
                                                                    ------     --------          ------         -------      ------
Total liabilities and shareholders' equity......................    $492.6     $1,014.5          $321.3         $(855.1)     $973.3
                                                                    ======     ========          ======         =======      ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

                     Supplemental Consolidating Cash Flows
                                 (in millions)

                                                                              For the Nine Months Ended September 30, 2003
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Cash flows of operating activities:
 Net income income (loss).......................................    $  5.6      $(18.9)          $ 18.5            --        $  5.2
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization................................       0.6        21.3              1.3            --          23.2
   Deferred income taxes........................................      (0.5)       (2.8)            (2.5)           --         (5.8)
   Loss on sale of business.....................................        --         0.3              0.1            --           0.4
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
    (Increase) decrease in receivables..........................        --         1.9            (18.8)           --         (16.9)
    (Increase) decrease in inventories..........................        --        14.8              7.4            --          22.2
    (Increase) decrease in other assets.........................       1.5        17.6             (0.4)           --          19.5
    Increase (decrease) in accounts payable, accrued and other
      liabilities...............................................       8.1         5.2             (2.9)           --          10.4
                                                                    ------      ------           ------           ---        ------
Net cash flows of operating activities..........................      15.3        39.4              3.5            --          58.2
                                                                    ------      ------           ------           ---        ------
Cash flows of investing activities:
 Capital expenditures...........................................        --        (6.1)            (5.7)           --         (11.8)
 Proceeds from properties sold..................................        --         1.9               --            --           1.9
 Repayment of loans from shareholders...........................       1.0          --               --            --           1.0
 Other, net.....................................................        --        (1.3)              --            --          (1.3)
                                                                    ------      ------           ------           ---        ------
   Net cash flows of investing activities.......................       1.0        (5.5)            (5.7)           --         (10.2)
                                                                    ------      ------           ------           ---        ------
Cash flows of financing activities:
 Intercompany accounts..........................................     (10.1)       (8.1)            18.2            --            --
 Net changes in revolving credit borrowings.....................      (6.2)       (7.1)              --            --         (13.3)
 Net change in other debt.......................................        --        (6.6)           (18.9)           --         (25.5)
 Repayment of long-term debt....................................        --       (11.7)            (2.4)           --         (14.1)
                                                                    ------      ------           ------           ---        ------
   Net cash flows of financing activities.......................     (16.3)      (33.5)            (3.1)           --         (52.9)
                                                                    ------      ------           ------           ---        ------
Increase (decrease) in cash.....................................        --         0.4             (5.3)           --          (4.9)
Cash -- beginning of period.....................................        --         8.1             22.6            --          29.1
                                                                    ------      ------           ------           ---        ------
Cash -- end of period...........................................    $   --      $  8.5           $ 15.7           $--        $ 24.2
                                                                    ======      ======           ======           ===        ======

                   GENERAL CABLE CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS -- (Continued)


12. Supplemental Guarantor Information -- (Continued)

                     Supplemental Consolidating Cash Flows
                                 (in millions)

                                                                              For the Nine Months Ended September 30, 2002
                                                                    ---------------------------------------------------------------
                                                                               Guarantor     Non-Guarantor
                                                                    Issuer   Subsidiaries     Subsidiaries    Eliminations    Total
                                                                    ------   ------------    -------------    ------------   ------
Cash flows of operating activities:
 Net income loss................................................    $  4.6      $(32.0)          $12.6            $--        $(14.8)
 Adjustments to reconcile net income (loss) to net cash provided by operating activities:
   Depreciation and amortization................................       0.7        21.9             0.2             --          22.8
   Deferred income taxes........................................      (0.8)       22.0            (1.2)            --          20.0
   Loss on sale of business.....................................        --         1.7              --             --           1.7
   Changes in operating assets and liabilities, net of effect of acquisitions and divestitures:
    (Increase) decrease in receivables..........................        --        17.6             0.2             --          17.8
    (Increase) decrease in inventories..........................        --        37.0            (8.7)            --          28.3
    (Increase) decrease in other assets.........................       0.5         2.2             0.7             --           3.4
    Increase (decrease) in accounts payable, accrued and other
      liabilities...............................................      (0.9)      (11.8)            9.4             --          (3.3)
                                                                    ------      ------           -----            ---        ------
 Net cash flows of operating activities.........................       4.1        58.6            13.2             --          75.9
                                                                    ------      ------           -----            ---        ------
Cash flows of investing activities:
 Capital expenditures...........................................        --       (13.4)           (9.4)            --         (22.8)
 Proceeds from sale of businesses, net of cash sold.............        --         1.7              --             --           1.7
 Proceeds from properties sold..................................        --         0.1             0.4             --           0.5
 Other, net.....................................................        --        (0.8)             --             --          (0.8)
                                                                    ------      ------           -----            ---        ------
   Net cash flows of investing activities.......................        --       (12.4)           (9.0)            --         (21.4)
                                                                    ------      ------           -----            ---        ------
Cash flows of financing activities:
 Dividends paid.................................................      (5.0)         --              --             --          (5.0)
 Intercompany accounts..........................................      11.7       (16.5)            4.8             --            --
 Net changes in revolving credit borrowings.....................     (13.1)      (23.0)             --             --         (36.1)
 Net change in other debt.......................................        --        (0.1)             --             --          (0.1)
 Repayment of long-term debt....................................        --        (4.6)           (4.4)            --          (9.0)
 Proceeds from exercise of stock options........................       2.4          --              --             --           2.4
                                                                    ------      ------           -----            ---        ------
   Net cash flows of financing activities.......................      (4.0)      (44.2)            0.4             --         (47.8)
                                                                    ------      ------           -----            ---        ------
Increase (decrease) in cash.....................................       0.1         2.0             4.6             --           6.7
Cash -- beginning of period.....................................        --         6.8             9.8             --          16.6
                                                                    ------      ------           -----            ---        ------
Cash -- end of period...........................................    $  0.1      $  8.8           $14.4            $--        $ 23.3
                                                                    ======      ======           =====            ===        ======